Exhibit 10.14

AEGERION PHARMACEUTICALS, INC.

FOURTH AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

October 1, 2010

AEGERION PHARMACEUTICALS, INC.

FOURTH AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS FOURTH AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of October 1, 2010 (the “Effective Date”) by and among Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto as Schedule I (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, the Company and the Purchasers previously entered into a Third Amended and Restated Note Purchase Agreement dated June 14, 2010 (the “Prior Agreement”);

WHEREAS, the Company requested and that the Purchasers made loans to the Company as follows: (i) an initial tranche of $3,814.759.51, (ii) a subsequent tranche of $5,000,001.00, (iii) a second subsequent tranche of $5,000,000.00, (iv) a third subsequent tranche of $3,000,000.00, (v) a fourth subsequent tranche of $1,500,000, and (vi) a fifth subsequent tranche of $1,500,000 for an aggregate principal amount of up to $19,814,760.51;

WHEREAS, the Purchasers and the Company now desire to amend and restate the Prior Agreement in order to provide for (i) a sixth subsequent tranche of $1,500,000, and (ii) a seventh subsequent tranche of $1,500,000;

WHEREAS, the Required Purchasers (as defined in the Prior Agreement) and the Company contemplate amending the conversion terms of all Notes (as defined below) pursuant to a Note Amendment Agreement to be entered into concurrently with this Agreement;

WHEREAS, the Purchasers are willing to make such loans to the Company pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, such loans are intended to be senior subordinated loans, subordinate only to certain loans made to the Company by Hercules Technology Growth Capital, Inc. as specified in that certain Fourth Amended and Restated Subordination Agreement among the Purchasers, the Company and Hercules Technology Growth Capital, Inc. dated as of the date hereof (the “Subordination Agreement”);

WHEREAS, (i) Section 10(c) of the Prior Agreement provides that any term, covenant, agreement or condition of the Prior Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Purchasers (as defined in the Prior Agreement) and (ii) the undersigned holders represent the Required Purchasers; and

WHEREAS, certain capitalized terms have the meaning ascribed to such terms in Section 9 below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, severally and not jointly, intending to be legally bound, hereby agree as follows:

1. AMOUNT AND TERMS OF THE LOANS. Subject to the terms of this Agreement, each Purchaser, severally and not jointly, agrees to lend to the Company up to that amount (the “Total Loan Amount”) set forth opposite each such Purchaser’s name under the heading “Total Loan Amount” on the Schedule of Purchasers attached hereto against the issuance and delivery by the Company of a senior subordinated convertible promissory note or notes in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

2. THE CLOSING(S)

(a) Initial Closing.

(i) The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held at such date and time (the “Initial Closing Date”) as the Company and Required Purchasers (as defined below) shall agree. At the Initial Closing the Purchasers will purchase an aggregate of at least $2,500,000.00 of Notes as follows: (A) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds such Purchaser’s Initial Loan Amount set forth opposite each such Purchaser’s name under the heading “Initial Loan Amount” on the Schedule of Purchasers attached hereto (such Purchaser’s “Initial Loan Amount”) and (B) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Initial Loan Amount.

(ii) After the Initial Closing, subsequent sale(s) and purchase(s) of Notes may occur from time to time (each such closing an “Additional Initial Closing” and together with the Initial Closing, the “Initial Closings”) to one or more purchasers (the “Additional Purchasers”) on the same terms and conditions as those contained in this Agreement, provided that (A) in no event shall the aggregate principal amount of all Notes sold at the Initial Closings exceed $3,814,759.51, (B) any Additional Initial Closing(s) shall be consummated no later than twenty-one (21) days after the Initial Closing Date (the date of any Additional Initial Closing shall be referred to herein as an “Additional Initial Closing Date”), (C) each Additional Purchaser shall become a party to the Transaction Agreements, and (D) each of the Purchasers is given prompt notice of the consummation of any such Additional Initial Closing. The Schedule of Purchasers to this Agreement shall be updated to reflect the aggregate principal amount of any Notes purchased at each such Additional Initial Closing and the parties purchasing such Notes. The Schedule of Purchasers shall also be updated to reflect the Additional Purchaser(s)’ pro rata share of the $5,000,000.00 in aggregate principal amount of Notes to be purchased at any Subsequent Closing, as set forth below. At any Additional Initial Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions delivered to the Purchasers in the Initial Closing (the “Schedule of Exceptions”)) shall be deemed to speak as of the date of the Additional Initial Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Additional Initial Closing.

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(b) Subsequent Closing(s). Subject to the pay-to-play and automatic conversion provisions of Section 2(j), a subsequent sale and purchase of the Notes (the “Subsequent Closing”) shall occur in one subsequent closing, if at all, at such time as the Required Purchasers unanimously determine, such determination currently expected to be made upon the later of (i) the completion of a reasonable review by the Purchasers with the Company’s Scientific Advisory Board of clinical data from the following studies: “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group Study to Evaluate the Safety and Efficacy of the Combination of AEGR-733 (formerly BMS 201038) and Atorvastatin 20 Mg vs. Monotherapy in Subjects with Moderate Hypercholesterolemia,” “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group Study to Evaluate Low Doses of the MTP-Inhibitor AEGR-733 on Hepatic Fat Accumulation as Measured by Magnetic Resonance Spectroscopy,” and “A Randomized, Double-Blind, Comparator-Controlled, Parallel-Group Study to Evaluate the Safety and Efficacy of the Combination of AEGR-733 and Atorvastatin 20 Mg vs. Atorvastatin Monotherapy in Subjects with Moderate Hypercholesterolemia,” such review currently expected to take place at or around the same dates as the American Heart Associations Scientific Sessions in November 2008, but in any event not to exceed three (3) weeks following the release of such data to the Required Purchasers; and (ii) such time as the Company’s operating capital falls below $4,000,000.00. The Subsequent Closing shall be held at such date and time, at least 10 days after written notice to the Purchasers (the “Subsequent Closing Date”), as the Company and the Required Purchasers shall agree. At the Subsequent Closing, the Purchasers shall purchase an aggregate of up to $5,000,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings) of the aggregate principal amount of all Notes to be purchased at the Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Subsequent Loan Amount. The Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. At the Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Subsequent Closing. In the event any Purchaser fails to purchase the entire Subsequent Loan Amount, any remaining Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers.

(c) Additional Subsequent Closings. Subject to the pay-to-play and automatic conversion provisions of Section 2(j), additional subsequent sales and purchases of Notes (the “Additional Subsequent Closings”) shall occur in any number of additional subsequent closings commencing at such time as the Required Purchasers unanimously determine and culminating no later than July 24, 2009. The Additional Subsequent Closings shall be made on the terms and conditions set forth in this Agreement. The target aggregate principal amount of Notes to be

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issued and sold by the Company at the Additional Subsequent Closings is $5,000,000 (the “Target Amount”); provided that the Company may issue and sell an additional $2,000,000 of Notes (up to $7,000,000.00 in the aggregate) prior to July 24, 2009 with the consent of the Required Purchasers.

(i) The first additional subsequent closing (the “First Additional Subsequent Closing”) shall be held at such date and time as the Required Purchasers unanimously determine (the “First Additional Subsequent Closing Date”). At the First Additional Subsequent Closing, the participating Purchasers shall purchase Notes as follows: (i) each participating Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings and the Subsequent Closing) of the Target Amount and set forth opposite each such Purchaser’s name under the heading “First Additional Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “First Additional Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s First Additional Subsequent Loan Amount. At the First Additional Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the First Additional Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the First Additional Subsequent Closing.

(ii) Additional subsequent closings (each, a “Follow-on Additional Subsequent Closing”) shall be held at such dates and times (each, a “Follow-on Additional Subsequent Closing Date” and together with the First Additional Subsequent Closing Date, the “Additional Subsequent Closing Dates”) as the Company and participating Purchasers shall agree; provided that no Follow-on Additional Subsequent Closing shall be consummated later than July 24, 2009. At any Follow-on Additional Subsequent Closing, the participating Purchasers shall purchase Notes as follows: (i) each participating Purchaser that participated in prior Closings shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings and the Subsequent Closing) of the Target Amount and set forth opposite each such Purchaser’s name under the heading “Follow-on Additional Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Follow-on Additional Subsequent Loan Amount” and together with the First Additional Subsequent Loan Amount, the “Additional Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Follow-on Additional Subsequent Loan Amount. In addition, the Company may issue and sell an additional $2,000,000.00 of Notes (up to $7,000,000.00 in the aggregate) prior to July 24, 2009 with the consent of the Required Purchasers. In addition, in the event any Purchaser fails to purchase the entire Follow-on Additional Subsequent Loan Amount allocated to such Purchaser, any remaining Follow-on Additional Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

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(d) Third Subsequent Closing. Subject to the pay-to-play and automatic conversion provisions of Section 2(j), a third subsequent sale and purchase of Notes (the “Third Subsequent Closing”) shall occur in one subsequent closing commencing at such time as the Required Purchasers unanimously determine and culminating no later than February 1, 2010. At the Third Subsequent Closing, the Purchasers shall purchase an aggregate of up to $3,000,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings, the Subsequent Closing and the Additional Subsequent Closings) of the aggregate principal amount of all Notes to be purchased at the Third Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Third Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Third Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Third Subsequent Loan Amount. The Third Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. At the Third Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the Third Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Third Subsequent Closing. In the event any Purchaser fails to purchase the entire Third Subsequent Loan Amount, any remaining Third Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

(e) Fourth Subsequent Closing. Subject to the pay-to-play and automatic conversion provisions of Section 2(j) below, a fourth subsequent sale and purchase of Notes (the “Fourth Subsequent Closing”) shall occur in a single closing commencing at such time as the Required Purchasers unanimously determine and culminating no later than June 14, 2010 (the “Fourth Subsequent Closing Date”). At the Fourth Subsequent Closing, the Purchasers shall purchase an aggregate of up to $1,500,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings and the Third Subsequent Closing) of the aggregate principal amount of all Notes to be purchased at the Fourth Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Fourth Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Fourth Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Fourth Subsequent Loan Amount. The Fourth Subsequent Closing shall be made on the terms and conditions set forth in this Agreement and shall take place remotely via the exchange of documents and signatures. At the Fourth Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be

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deemed to speak as of the date of the Fourth Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Fourth Subsequent Closing. In the event any Purchaser fails to purchase the entire Fourth Subsequent Loan Amount, any remaining Fourth Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

(f) Fifth Subsequent Closing. Subject to the pay-to-play and automatic conversion provisions of Section 2(j) below, a fifth subsequent sale and purchase of Notes (the “Fifth Subsequent Closing”) shall occur in one subsequent closing, if at all, at such date and time as a majority of the Company’s Board of Directors shall determine, provided that such closing shall occur no earlier than 60 days from the Fourth Subsequent Closing (the “Fifth Subsequent Closing Date”). In any such event, the Company shall provide at least ten (10) days’ prior written notice to the Purchasers of the Fifth Subsequent Closing, specifying the Fifth Subsequent Closing Date. At the Fifth Subsequent Closing, the Purchasers shall purchase an aggregate of up to $1,500,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing and the Fourth Subsequent Closing) of the aggregate principal amount of all Notes to be purchased at the Fifth Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Fifth Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Fifth Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Fifth Subsequent Loan Amount. The Fifth Subsequent Closing shall be made on the terms and conditions set forth in this Agreement and shall take place remotely via the exchange of documents and signatures. At the Fifth Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the Fourth Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Fifth Subsequent Closing. In the event any Purchaser fails to purchase the entire Fifth Subsequent Loan Amount, any remaining Fifth Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

(g) Sixth Subsequent Closing. Subject to the pay-to-play and automatic conversion provisions of Section 2(j) below, a sixth subsequent sale and purchase of Notes (the “Sixth Subsequent Closing”) shall occur in a single closing commencing at such time as the Required Purchasers unanimously determine and culminating no later than October 1, 2010 (the “Sixth Subsequent Closing Date”). At the Sixth Subsequent Closing, the Purchasers shall purchase an aggregate of up to $1,500,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing, the Fourth Subsequent Closing and the Fifth Subsequent Closing)

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of the aggregate principal amount of all Notes to be purchased at the Sixth Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Sixth Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Sixth Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Sixth Subsequent Loan Amount. The Sixth Subsequent Closing shall be made on the terms and conditions set forth in this Agreement and shall take place remotely via the exchange of documents and signatures. At the Sixth Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the Sixth Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Sixth Subsequent Closing. In the event any Purchaser fails to purchase the entire Sixth Subsequent Loan Amount, any remaining Sixth Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

(h) Seventh Subsequent Closing. Subject to the pay-to-play and automatic conversion provisions of Section 2(j) below, a seventh subsequent sale and purchase of Notes (the “Seventh Subsequent Closing”) shall occur in one subsequent closing, if at all, at such date and time as a majority of the Company’s Board of Directors shall determine, provided that such closing shall occur no earlier than thirty (30) days following the Sixth Subsequent Closing (the “Seventh Subsequent Closing Date”), and there shall be no obligation to participate in such closing should a Qualified Equity Sale (as defined in Section 5(a) of the Notes) occur first. In any such event, the Company shall provide at least ten (10) days’ prior written notice to the Purchasers of the Seventh Subsequent Closing, specifying the Seventh Subsequent Closing Date. At the Seventh Subsequent Closing, the Purchasers shall purchase an aggregate of up to $1,500,000.00 of Notes as follows: (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds an amount equal to such Purchaser’s pro rata share (determined in proportion to such Purchaser’s share of all Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing, the Fourth Subsequent Closing, the Fifth Subsequent Closing and the Sixth Subsequent Closing) of the aggregate principal amount of all Notes to be purchased at the Seventh Subsequent Closing and set forth opposite each such Purchaser’s name under the heading “Seventh Subsequent Loan Amount” on the Schedule of Purchasers attached hereto, as amended from time to time in accordance with this Agreement (such Purchaser’s “Seventh Subsequent Loan Amount”), and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Seventh Subsequent Loan Amount. The Seventh Subsequent Closing shall be made on the terms and conditions set forth in this Agreement and shall take place remotely via the exchange of documents and signatures. At the Seventh Subsequent Closing, the representations and warranties of the Company in Section 3 hereof (and the Schedule of Exceptions) shall be deemed to speak as of the date of the Seventh Subsequent Closing and the Company shall, if necessary, update the Schedule of Exceptions as of the Seventh Subsequent Closing. In the event any Purchaser fails to purchase the entire Seventh Subsequent Loan Amount, any remaining Seventh Subsequent Loan Amount shall be reallocated in such manner agreed to by the Company and the Required Purchasers. In any such event, the Schedule of Purchasers attached hereto shall be amended accordingly.

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The Initial Closing(s), the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing, the Fourth Subsequent Closing, the Fifth Subsequent Closing, the Sixth Subsequent Closing and the Seventh Subsequent Closing are sometimes referred to as the “Closing” and the Initial Closing Date, any Additional Initial Closing Date, the Subsequent Closing Date, the Additional Subsequent Closing Dates, the Third Subsequent Closing Date, the Fourth Subsequent Closing Date, the Fifth Subsequent Closing Date, the Sixth Subsequent Closing Date and the Seventh Subsequent Closing Date are sometimes referred to as the “Closing Date.”

(i) Additional Purchaser(s). This Agreement, including without limitation the Schedule of Purchasers, may be amended by the Company with the written consent of the Required Purchasers to include any Additional Purchasers upon the execution by such Additional Purchaser of a counterpart signature page hereto. Any Notes issued pursuant to any of Sections 2(b) through 2(h) shall be deemed to be “Notes” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

(j) Pay to Play and Automatic Conversion.

(i) Each Purchaser who invests at least 100% of such Purchaser’s Subsequent Loan Amount, Additional Subsequent Loan Amount, Third Subsequent Loan Amount, Fourth Subsequent Loan Amount, Fifth Subsequent Loan Amount, Sixth Subsequent Loan Amount and Seventh Subsequent Loan Amount is hereinafter referred to as a “Participating Purchaser.” Any Purchaser who fails to invest at least 100% of such Purchaser’s Subsequent Loan Amount, Additional Subsequent Loan Amount, Third Subsequent Loan Amount, Fourth Subsequent Loan Amount, Fifth Subsequent Loan Amount, Sixth Subsequent Loan Amount or Seventh Subsequent Loan Amount is hereinafter referred to as a “Defaulting Purchaser.” Each Defaulting Purchaser hereby consents to an amendment to the Investor Rights Agreement (defined below) and/or the Stockholders’ Agreement, dated November 9, 2007, by and among the Company, the Investors listed on Schedule I attached thereto and the Principal Stockholders listed on Schedule II attached thereto (as amended and in effect from time to time) (the “Stockholders’ Agreement”), eliminating any rights such Defaulting Purchaser has under the Investor Rights Agreement and/or the Stockholders Agreement, including, but not limited to rights of notice, consent or participation. Notwithstanding the foregoing, any Purchaser shall be entitled to apportion the Subsequent Loan Amount, the Additional Subsequent Loan Amount, the Third Subsequent Loan Amount, the Fourth Subsequent Loan Amount, the Fifth Subsequent Loan Amount, the Sixth Subsequent Loan Amount or the Seventh Subsequent Loan Amount amongst itself and its Affiliates (as defined below) in such proportions as it deems appropriate. So long as the Purchaser, together with its Affiliates, invests 100% of such Purchaser’s Subsequent Loan Amount, Additional Subsequent Loan Amount, Third Subsequent Loan Amount, Fourth Subsequent Loan Amount, Fifth Subsequent Loan Amount, Sixth Subsequent Loan Amount and Seventh Subsequent Loan Amount, such Purchaser shall be deemed a Participating Purchaser and not a Defaulting Purchaser.

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(ii) Immediately prior to (1) the consummation of the Subsequent Closing, (2) in the case of the Additional Subsequent Closings, the close of business on July 24, 2009, (3) in the case of the Third Subsequent Closing, the close of business on February 1, 2010, (4) in the case of the Fourth Subsequent Closing, the close of business on the first businesses day after the Fourth Subsequent Closing Date, (5) in the case of the Fifth Subsequent Closing, the close of business on the first business day after the Fifth Subsequent Closing Date, (6) in the case of the Sixth Subsequent Closing, the close of business on the first business day after the Sixth Subsequent Closing Date, or (7) in the case of the Seventh Subsequent Closing, the close of business on the first business day after the Seventh Subsequent Closing Date, as applicable, (A) the outstanding principal amount and accrued unpaid interest under any Notes issued at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing, the Fourth Subsequent Closing, the Fifth Subsequent Closing and the Sixth Subsequent Closing and held by any Defaulting Purchaser shall automatically, and without any further action on the part of such Purchaser or the Company, be converted into fully paid and non-assessable shares of Common Stock (as defined below) at a conversion price equal to the Applicable Conversion Price (as defined in the Charter) of the Series B Preferred (as defined below) in effect at such time, and (B) each share of Preferred Stock held by any Defaulting Purchaser shall automatically, without any further action on the part of such Purchaser or the Company and pursuant to the provisions of Section B.2 of Article Fifth of the Charter (as defined below), be converted into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by Section B.2 of Article Fifth of the Charter (as defined below).

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the applicable Closing Date, except as otherwise indicated. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

3.1 Incorporation; Good Standing and Qualifications. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company (the “Material Adverse Effect”).

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3.2 Authorization; Validity.

(a) The Company has the corporate power and authority to execute and deliver the Loan Agreements (as defined below) and to carry out and perform its obligations under the terms of the Loan Agreements.

(b) All corporate action on the part of the Company, its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of the Loan Agreements by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes, any shares of Preferred Stock (or any other capital stock of the Company, as applicable) issued upon conversion of the Notes, any shares of Common Stock issued upon conversion of such Preferred Stock (as defined below), or any shares of Common Stock issued upon conversion of the Notes pursuant to the terms of Section 2(j) hereof (collectively, the “Securities”) has been taken or will be taken prior to the issuance of the Securities. The Loan Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3 Non-Contravention. The execution and delivery by the Company of the Loan Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Securities will not (a) violate any provision of law, any order of any court or other agency of government applicable to the Company, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), attached as Exhibit B hereto, the By-Laws of the Company (the “By-Laws”) attached as Exhibit C hereto, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound where such violations would result in a Material Adverse Effect, or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument where such conflict, breach or default would result in a Material Adverse Effect or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

3.4 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of the Loan Agreements or the issuance, sale and delivery of the Securities other than (a) filings pursuant to Federal and state securities laws in connection with the sale of the Securities, and (b) with respect to the Investor Rights Agreement dated as of November 9, 2007, by and among the Company and the investors named therein (as amended and in effect from time to time) (the “Investor Rights Agreement”), the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws, and any other registration or filing, or consent or approval or other action as a result of or associated with any purchase or sale of securities in accordance therewith.

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3.5 Capitalization.

(a) Immediately prior to the Initial Closing, the Company will have a total authorized capitalization consisting of 49,650,000 shares, of which (a) 30,000,000 shares will be designated as Common Stock, $0.001 par value per share (the “Common Stock”), and (b) 19,650,000 will be designated as Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of which 13,000,000 will be designated as Series A Convertible Preferred Stock (the “Series A Preferred”) and 6,650,000 will be designated as Series B Convertible Preferred Stock (the “Series B Preferred”). Immediately prior to the Initial Closing, 4,424,108 shares of Common Stock, 12,211,604 shares of Series A Preferred and 3,810,773 shares of Series B Preferred will be outstanding, and 1,206,809 shares of Common Stock will be reserved under the Company’s stock option plan.

(b) Except as set forth on Schedule 3.5(b) or as contemplated by the Loan Agreements, there are no subscriptions, options, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock, subscriptions, warrants, options, convertible securities, or other such rights. Except as set forth on Schedule 3.5(b) or contemplated by the Loan Agreements, (i) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and Federal securities laws, and (ii) there are no agreements concerning the voting, pledge or purchase and sale of the capital stock of the Company. Except as set forth on Schedule 3.5(b) or in the Loan Agreements, no holder of any security of the Company is entitled to preemptive, first refusal or similar statutory or contractual rights, arising pursuant to any agreement to which the Company is a party. Except as provided for in the Charter or as set forth on the attached Schedule 3.5(b), the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(c) All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

3.6 Subsidiaries. The Company has no direct or indirect subsidiaries. The Company does not, directly or indirectly, own or control or have any capital or other equity interest or participation in (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in), nor is the Company, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any entity.

3.7 Absence of Undisclosed Liabilities. The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the balance sheet dated June 30, 2008, provided to the Purchasers (“Balance Sheet”), (b) liabilities not in excess of $150,000 in the aggregate, incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c) liabilities disclosed on Schedule 3.7 hereto.

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3.8 Conduct of Business; Absence of Certain Changes. Except as disclosed on Schedule 3.8, since June 30, 2008, the Company has conducted its business only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.8 hereto, since June 30, 2008, there has not been:

(a) any amendment to the Charter (or equivalent document) or By-Laws of the Company;

(b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

(c) any obligation or liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

(d) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

(e) any capital expenditure or commitment in excess of $75,000 with respect to any individual item or in excess of $250,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $75,000 with respect to any individual item or in excess of $250,000 with respect to all such items, which capital expenditure, commitment, lease or agreement was not approved by the Board of Directors of the Company;

(f) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company;

(g) any declaration, setting aside or payment of any accrual, dividend on, or the making of any other distribution in respect of, the capital stock of the Company; any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock or any issuance of any securities of the Company;

(h) any claim of unfair labor practices involving the Company;

(i) any change in the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay (other than as set forth on Schedule 3.8 or consistent with the Company’s established severance pay practices) to any of such officers, employees or agents; or any entrance into or variation of the terms of any employment agreement or adoption of or increase in, the benefits under any benefit plan;

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(j) any change with respect to the management or supervisory personnel of the Company;

(k) any payment or discharge of a material lien, claim, obligation or liability of the Company which was not incurred in the ordinary course of business thereafter;

(l) any obligation or liability incurred by the Company to any of its respective officers, directors or shareholders or any loans or advances made by the Company to any of its officers, directors or shareholders, except normal compensation and expense allowances payable to officers;

(m) any disposal, sale, assignment, license or lapse of any rights to the use of any Intellectual Property (as hereafter defined) or disclosure to any person other than the Purchasers of any Intellectual Property or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

(n) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP (as defined below); or

(o) any agreement, whether in writing or otherwise, to take any action described in this Section 3.8.

3.9 Compliance with Laws; Permits. The Company has complied in all material respects with all laws, rules, regulations, judgments, decrees, awards and orders applicable to it and its business, operations, properties, assets, products and services. The Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as currently proposed to be conducted except where the failure to have such permit, license or other authorization would not have a Material Adverse Effect.

3.10 Title to Properties. The Company owns no interests in real properties. The Company has good, clear, valid and legal title to its personal properties and assets, and all such properties are free and clear of pledges, security interests, liens, charges, claims, restrictions and other encumbrances, other than Permitted Liens. For purposes of this Section 3.10, “Permitted Liens” shall mean (a) any minor liens which have arisen in the ordinary course of business, and (b) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books.

3.11 Intellectual Property. Set forth on Schedule 3.11 is a complete and accurate list of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. To the best knowledge of the Company, the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, “Intellectual Property”) that are necessary to the conduct of its business as conducted and, to the Company’s knowledge, no claim is pending or threatened to the effect that the operations of the

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Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. No claim is pending, or to the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. To the best knowledge of the Company, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. Copies of all forms of non-disclosure or confidentiality agreements executed by the Company to protect trade secrets have been made available to the Purchasers for inspection.

3.12 Proprietary Information of Third Parties. To the Company’s knowledge, no third party has claimed or has reason to claim that any person employed by, consulting for or affiliated with the Company (either past or present) has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, or non-disclosure or consulting agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property or other proprietary information or documentation of such third party or (c) interfered or may be interfering with the employment relationship between such third party and any of its present or former employees.

3.13 Material Agreements. Schedule 3.13 sets forth all the agreements, instruments, commitments or restrictions to which the Company is a party or otherwise bound, the breach or termination of which, individually or in the aggregate, could reasonably be expected to materially adversely affect the business, condition (financial or otherwise) prospects, operations, property or affairs of the Company (collectively, the “Material Agreements”). All of the Material Agreements are valid, binding and enforceable in accordance with their respective terms. The Company and, to the Company’s knowledge each other party thereto, has performed in all material aspects all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and has received no notice of default and is not in default (with due notice or lapse of time or both) under any Material Agreement where such default is reasonably likely to have a Material Adverse Effect.

3.14 Litigation. There is no action, suit, claim, proceeding, litigation, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened against or affecting the Company, or, to the knowledge of the Company, against any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the knowledge of the Company, there is no factual or legal basis for any such Action that could reasonably be expected to result, individually or in the aggregate, in any Material Adverse Effect. The Company is not a party to or, to the knowledge of the Company, subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

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3.15 Environmental Matters.

(a) As used in this Section 3.15, the following terms shall have the following respective meanings:

“Court Orders” means any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

“Environmental Laws” means those laws related to the protection of public health, worker safety, the environment or the management of pollution or Hazardous Materials and include the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the corresponding state and local laws.

“Environmental Site” means any of the properties or facilities owned or leased by the Company or, to the best knowledge of the Company, any predecessors-in-interest of the Company.

“Government Authority” means any consent, approval or authorization of or declaration, filing or registration with any governmental authority, whether foreign, federal, state, or local, or other political subdivision or agency of any of the foregoing.

“Government Authorizations” means any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval.

“Hazardous Materials” means any and all oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials.

(b) Hazardous Materials used or generated by the Company have always been and are being generated, used, stored, treated and disposed on and at any Environmental Site in compliance with all applicable Environmental Laws, Court Orders, or Government Authorizations.

(c) The Company has not received any claim, notice, complaint, Court Order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any noncompliance with any Environmental Law, by it, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean up of any property or facility owned or leased by the Company, any former parent corporation of the Company, or to the best knowledge of the Company, any predecessors-in-interest of the Company under any Environmental Law.

(d) No Hazardous Materials have ever been shipped by the Company, to other sites or facilities for treatment, storage or disposal. The Company has not received any notice that any sites or facilities to which any such wastes have been shipped or sent to, are subject to or threatened to become subject to any government response action or clean up order. The Company is not subject to or to the knowledge of the Company, threatened to, become subject to any governmental response action or clean up order.

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(e) The Company is in compliance with all applicable worker safety laws, including, but not limited to requirements under the Occupational Safety and Health Act, except where the failure to be in compliance would not have a Material Adverse Effect.

3.16 Insurance.

(a) The Company maintains insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

(b) Schedule 3.16(b) contains a complete and correct list of all policies of insurance maintained by or on behalf of the Company (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on Schedule 3.16(b) are sufficient to enable the Company to comply with all requirements of any applicable statute, law, ordinance, rule or regulation and all agreements to which any of them is subject, and will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 3.16(b) also sets forth all other insurance policies in effect at any time during the one year period ended on the date of the Balance Sheet, under which the Company may currently be entitled to give notice or otherwise assert a claim.

(c) Except for the amounts deductible under the policies of insurance described on Schedule 3.16(b) or as set forth on Schedule 3.16(c), the Company is not and has not at any time been, subject to any liability as a self insurer of the business or assets of the Company.

(d) There are no claims pending under any of the policies listed on Schedule 3.16, or disputes with insurers. All such policies are in full force and effect in accordance with their respective terms. To the Company’s knowledge there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term. No notice of cancellation or termination has been received with respect to any such policy and no notice relating to non renewal reduction of coverage or increase in premium has been received by the Company with respect to any such policy. The Company has not been refused any insurance with respect to its respective assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or to which it has carried insurance. The Company has no knowledge of any insurance carrier’s insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

(e) To the knowledge of the Company, the Company has no current or prior insurance policy that remains subject to a retrospective adjustment of the premiums payable thereunder.

3.17 Employees and Consultants. Except as set forth on Schedule 3.17, there are no currently effective consulting or employment agreements with individual consultants or employees to which the Company is a party or which the Company is a beneficiary (including non-competition covenants). Also set forth on Schedule 3.17 is a list of the names of the employees, consultants and other individuals who received compensation from the Company in

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excess of $100,000 for the fiscal year ended December 31, 2009 or are anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2010, together with the title or job classification of each such person and the total annual compensation anticipated to be paid to each such person by the Company and its subsidiaries commencing on the date hereof. Each former and current employee and consultant has executed and delivered an agreement relating to confidentiality and invention assignment substantially in the form attached as Exhibit D hereto.

3.18 Related-Party Transactions. No employee, stockholder, officer, director or consultant of the Company or member of his or her immediate family is directly or indirectly indebted to the Company and the Company is not indebted (or committed to make loans or extend or guarantee credit) to any of them, whether directly or indirectly. To the Company’s knowledge, no employee, stockholder, officer, director or consultant of the Company or member of his or her immediate family has any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity that competes with the Company except stock ownership by employees, stockholders, officers, or directors of the Company and members of their immediate families in publicly traded companies. No officer, stockholder or director or any member of their immediate families, directly or indirectly, has a financial interest in any material contract with the Company.

3.19 Financial Statements. Schedule 3.19 contains a complete and correct copy of the unaudited Profit & Loss Statement of the Company, dated as of June 30, 2008, and the Balance Sheet (collectively, the “Financial Statements”). The Financial Statements comport with the books and records of the Company, present fairly and accurately the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with GAAP consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

3.20 Taxes. Except as set forth on Schedule 3.20, the Company has filed or will file within the time prescribed by law (including extensions of time approved by any appropriate taxing authority) all tax returns and reports required to be filed by it (Federal and state), and the Company has paid all income taxes, interest, penalties, assessments or deficiencies shown thereon. The Company has never had any tax deficiency proposed or assessed against it, and the Company has executed no waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns or any state income, sales or franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor has the Company received any written notice of any such threatened audit, action, suit, proceeding, investigation or claim. No issue or question has been raised (and is currently pending) in any written notice to the Company from any taxing authority in connection with any of the Company’s tax returns or reports.

3.21 Disclosure. Nothing in this Agreement, including any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. None of the other

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Loan Agreements, documents, certificates or other written items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which the Company is aware which materially and adversely affects, or could reasonably be expected to materially and adversely affect, the business, financial condition, operations, property or affairs of the Company. The financial projections and other estimates provided to the Purchasers by the Company were prepared by the Company based on the Company’s experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such financial prospects or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

3.22 Financial Service Relations and Powers of Attorney. All of the arrangements which the Company has with any bank depository institution or other financial services entity, whether or not in the Company’s name, are listed on Schedule 3.22 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.). The Company has no outstanding power of attorney.

3.23 Minute Books. The minute books and stock records of the Company accurately record all action taken by the shareholders, board of directors and committees thereof of the Company and all issuances and transfers of capital stock of the Company. Complete and accurate copies of all minute books and stock records of the Company have been delivered to or made available for inspection by the Purchasers.

3.24 Absence of Certain Payments. The Company has not, nor to the knowledge of the Company have any of the Company’s directors, officers, agents, stockholders or employees acting on behalf of the Company:

(a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

(b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

(c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

3.25 Offerees. Neither the Company nor anyone acting on its behalf has in the past sold, offered for sale or solicited offers to buy any capital stock of the Company from any person or organization other than the Purchasers so as to bring the offer, issuance or sale of the

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Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act. Based in part upon, and subject to the truth and accuracy of, the Purchasers’ representations in Section 4, the offer, sale and issuance of the Securities pursuant to this Agreement will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws by virtue of Section 4(2) promulgated thereunder. The Company has complied and will comply with all applicable state securities laws in connection with the issuance and sale of the Securities or any other securities.

3.26 Registration Rights. Except as set forth on Schedule 3.26, other than such registration rights as are granted pursuant to the Investor Rights Agreement, no holder of any security issued by the Company, nor any holder of rights to acquire any security from the Company, has any right to require the Company to file, or to join the Company in the filing of, a registration statement or notification under the Securities Act.

3.26 Consent Required for Certain Corporate Actions. In addition to any other approvals or consents required under the Charter, this Agreement or any other agreement, the Company shall not (i) effect a Qualified Equity Sale or Alternative Equity Sale (each as defined in the Notes), (ii) extend an offer of full time employment to a Chief Executive Officer, (iii) incur indebtedness for borrowed money or (iv) amend the terms of Section 6.1(a) or Section 6.3 (regarding the designation and removal of director nominees) under that certain Amended and Restated Stockholders’ Agreement dated November 9, 2007 by and among the Company and the other parties named therein (the “Voting Agreement”), in each case, without the prior written consent of the Required Purchasers.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally, but not jointly, represents and warrants to the Company, as of the date on which such Purchaser acquires Notes as follows:

4.1 Organization and Standing. Such Purchaser that is a corporation, partnership or a limited liability company, is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2 Power, Authorization and Enforceability. Such Purchaser that is a corporation, partnership or limited liability company has the requisite power and authority to execute and deliver the Loan Agreements, to perform its obligations hereunder and thereunder, and to engage in the transactions contemplated hereby and thereby. The execution, delivery and performance of the Loan Agreements by such Purchaser that is a corporation, partnership or a limited liability company have been duly and validly authorized by all requisite corporate, partnership or limited liability company proceedings on the part of such Purchaser. The Loan Agreements are, and upon the execution and delivery thereof, will be, legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to laws of general application from time to time in effect that have an affect on creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles.

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4.3 Investment Representations. Such Purchaser is acquiring the Securities solely for his, her or its own account, the Securities are being acquired by him, her or it for the purpose of investment and not with a view to distribution or resale thereof and he, she or it has no present intention or plan to effect any distribution of the Securities. The acquisition by such Purchaser of the Securities acquired by him, her or it shall constitute a confirmation of this representation by such Purchaser. Such Purchaser further represents that he, she or it understands and agrees that, except as otherwise provided in the Loan Agreements, all certificates evidencing any of the Securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.4 Access to Information; Experience. Such Purchaser acknowledges that he, she or it is able to bear the financial risks associated with the investment in the Securities and such Purchaser acknowledges that such Purchaser, during the course of this transaction and prior to the purchase of any Securities, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Securities, and to obtain additional information, documents, records and books relative to the Company, its business and an investment in the Company. Such Purchaser is experienced in evaluating and investing in developing companies such as the Company and can afford the complete loss of his, her or its investments in the Company.

4.5 Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.6 Transfer Restrictions Imposed By Securities Laws. Such Purchaser understands that none of the Securities have been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. Such Purchaser agrees not to resell or otherwise dispose of all or any part of the Securities purchased by him, her or it except as permitted by law, including, without limitation, any regulations under the Securities Act and any similar or successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, all as the same shall be in effect from time to time and other applicable securities laws. Such Purchaser understands that the Company does not have any present intention and is under no obligation to register the Securities under the Securities Act and other applicable securities laws, except as provided in the Investor Rights Agreements.

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4.7 Residency. The residency of such Purchaser (or in the case of a corporation, partnership or limited liability company, such entity’s principal place of business) is correctly set forth on Schedule I.

5. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser at each Closing is subject to the complete satisfaction by the Company (or waiver by such Purchaser), on or before the applicable Closing Date, of the following conditions:

(a) Representations, Warranties and Agreements. Except as otherwise disclosed in the Schedule of Exceptions, at each Closing, the representations and warranties of the Company contained in Section 3 hereof shall be true and correct and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it on or prior to the applicable Closing Date.

(b) Proceedings and Documents. All corporate and other proceedings and all documents incident to the transactions contemplated by the Loan Agreements shall be satisfactory in form and substance to each Purchaser and its counsel, and each Purchaser and its counsel shall have received copies of all documents and records relating thereto.

(c) Amendment to the Charter. The amendment to the Charter in substantially the form set forth on Exhibit B shall have been filed with the Secretary of State of the State of Delaware.

(d) Opinion of Company’s Counsel. Each of the Purchasers shall have received from Goodwin Procter LLP, counsel for the Company, an opinion, dated the date of the Initial Closing, in the form set forth in Exhibit E hereto with respect to the Initial Closing, which shall be reasonably satisfactory in form and substance to each Purchaser.

(e) Secretary’s Certificate. The Purchasers shall have received a certificate of the Company dated the date of the Closing and signed by the Secretary of the Company certifying that attached thereto are copies of (i) the Charter, (ii) the By-Laws and (iii) resolutions adopted by the Board of Directors and/or the stockholders of the Company authorizing the execution, delivery and performance of the Loan Agreements and any other document or instrument executed in connection therewith, and the issuance, sale and delivery of the Securities.

(f) Officer’s Certificate. The Purchasers shall have received a certificate of the Company dated as of the date of the Closing and signed by an officer of the Company, certifying that (i) except as otherwise disclosed in the Schedule of Exceptions, the representations and warranties of the Company are true, correct and complete in all materials respects as of the date of the Closing and (ii) all agreements and conditions to be performed or satisfied by the Company have been duly performed or satisfied in all material respects as of the date of the Closing.

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(g) Issuance of Notes. Each Purchaser shall have received from the Company duly executed Notes as required by this Agreement.

(h) Minimum Aggregate Principal Amount. Notes having a minimum aggregate principal amount of $2,500,000.00 shall be issued at the Initial Closing.

(i) Extension Agreement. At the Fourth Subsequent Closing the Company and the Required Purchasers shall have entered into an Extension Agreement, pursuant to Section 10(c)(ii) of this Agreement, extending the Maturity Date (as defined in the Notes) of the Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, and the Third Subsequent Closing, to December 31, 2011.

(j) Additional Amendment to the Charter. At the First Additional Subsequent Closing an additional amendment to the Charter in substantially the form set forth on Exhibit F shall have been filed with the Secretary of State of the State of Delaware; at the Third Subsequent Closing an additional amendment to the Charter in substantially the form set forth on Exhibit G shall have been filed with the Secretary of the State of Delaware; at the Fourth Subsequent Closing an additional amendment to the Charter in substantially the form set forth on Exhibit H shall have been filed with the Secretary of the State of Delaware; and, at the Sixth Subsequent Closing an additional amendment to the Charter in substantially the form set forth on Exhibit I shall have been filed with the Secretary of the State of Delaware.

(k) Forbearance Agreement. At the Sixth Subsequent Closing the Company and Hercules Technology Growth Capital, Inc. shall have entered into a Forbearance Agreement in a form reasonably acceptable to the Required Purchasers.

(l) Subordination Agreement. At the Sixth Subsequent Closing Hercules Technology Growth Capital, Inc. and the Purchasers shall have entered into the Subordination Agreement.

(m) Amendment to Warrant Agreement. At the First Additional Subsequent Closing the Company and Hercules Technology Growth Capital, Inc. shall have entered into an amendment to that certain Warrant Agreement dated as of March 20, 2007.

(n) Note Amendment Agreement. At the Sixth Subsequent Closing the Company and the Required Purchasers shall have entered into a Note Amendment Agreement pursuant to Section 10(c)(ii) of this Agreement, amending the conversion terms of the Notes purchased at the Initial Closings, the Subsequent Closing, the Additional Subsequent Closings, the Third Subsequent Closing, the Fourth Subsequent Closing and the Fifth Subsequent Closing.

6. CONDITIONS TO COMPANY’S OBLIGATIONS

The Company’s obligation to sell and issue the Notes pursuant to this Agreement at the Closing is subject to the satisfaction by each Purchaser purchasing Notes at such Closing (or waiver by the Company), on or before the Closing Date, of the following conditions:

(a) Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 hereof shall be true and correct as of the Closing Date.

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(b) Payment of Purchase Price. Such Purchaser shall have delivered to the Company, and the Company shall have received, payment in full of the purchase price relating to the Notes being purchased by such Purchaser at the Closing.

(c) Securities Exemption. The offer and sale of the Notes pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration requirements and/or qualification requirements of all other applicable state securities laws.

7. AFFIRMATIVE COVENANTS

Until such time as all Obligations (as defined below) have been paid in full, or with respect to each Defaulting Purchaser such time that the Notes held by such Defaulting Purchaser convert to Common Stock in the manner set forth under Section 2(j)(ii) of this Agreement, the Company shall, unless otherwise agreed to by the Required Purchasers, do all of the following:

(a) Government Compliance. The Company shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to constitute a Material Adverse Effect. The Company shall comply in all material respects with all laws, ordinances and regulations to which it is subject.

(b) Financial Information; Reports and Inspection. The Company shall:

(i) deliver to the Purchasers such financial information as may be reasonably requested by the Purchasers from time to time, which may include, but not be limited to, quarterly and monthly financial statements;

(ii) deliver promptly (and in no event later than 5 business days after the occurrence thereof) notice of any Default or Event of Default; and

(iii) permit the Purchasers and their respective representatives to inspect the assets, properties, books and records of the Company for purposes reasonably related to the Loan Agreements at any time during business hours following reasonable advance notice.

(c) Taxes. The Company shall make timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which the Company is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to the Purchasers, on demand, appropriate certificates attesting to such payments.

(d) Insurance. The Company will maintain insurance consistent with past practice.

(e) Line of Business. The Company will not make any material change to its business as conducted as of the date of this Agreement or reasonably related thereto.

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(f) Use of Proceeds. The Company will use all proceeds of loans made by the Purchasers for general corporate purposes and working capital.

8. NEGATIVE COVENANTS

Until such time as all Obligations shall have been paid in full, or with respect to each Defaulting Purchaser such time that the Notes held by such Defaulting Purchaser convert to Common Stock in the manner set forth under Section 2(j)(ii) of this Agreement, the Company shall not do any of the following, without the prior written consent of the Required Purchasers:

(a) Indebtedness. The Company will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any Indebtedness (including any extensions, refinancing and renewals thereof), except for Permitted Indebtedness (defined below).

(b) Liens. The Company will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any Liens upon or with respect to any of its property or assets, now owned or hereafter acquired, other than Permitted Liens (defined below).

(c) Dividends; Distributions; Redemptions. The Company will not make any cash distributions to its stockholders (excluding any cash paid to stockholders in lieu of fractional interests in shares of Common Stock pursuant to Section B.2 of Article Fifth of the Charter), pay any cash dividends or cash distributions or redeem, purchase, or otherwise acquire directly or indirectly any of its equity interests; provided, the foregoing not apply to (i) distributions, dividends or like transactions, paid in equity of the Company, or (ii) repurchases, redemptions, or similar acquisitions of shares of Common Stock issued to or held by employees, officers, directors or other service providers pursuant to agreements (including, but not limited to employee, director or consultant repurchase plans, stock option plans or agreements, restricted stock agreements or other similar agreements) providing for such repurchase or redemption at the original purchase price, at a purchase price not exceeding the fair market value of such Common Stock, or in connection with the exercise of a contractual right of first refusal entitling the Company to purchase the shares upon the terms offered by a third party.

(d) Loans and Advances. The Company will not make any loans or advances to any Person in excess of $200,000 in the aggregate, including, without limitation, the Company’s directors, officers and employees, except advances to directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties consistent with past practice.

(e) Investments. The Company will not invest in, hold or purchase any stock or securities of any Person except for Permitted Investments (defined below).

(f) Subsidiaries; Acquisitions. The Company will not form any Subsidiary, acquire any Subsidiary or make any other acquisition of the stock or interests of any Person or of all or substantially all of the assets of any other Person.

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(g) Merger; Sale. The Company will not consummate a Sale.

(h) Affiliate Transactions. The Company will not enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any Affiliate of the Company, except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arms’-length transaction with any Person not an Affiliate.

(i) No Margin Stock. No proceeds of any loan to the Company shall be used directly or indirectly to purchase or carry any margin security or margin stock, as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 CFR parts 221 and 224.

9. CERTAIN DEFINITIONS

In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any entity of which the Person is a partner or member, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing of which the Person is a partner or member which is controlled by or under common control with one or more general partners of such Person or shares the same management company with such Person.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

“Contingent Obligation” means, as applied to the Company, any direct or indirect liability, contingent or otherwise, of that the Company with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that the Company, or in respect of which that the Company is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that the Company; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect the Company against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.

“Default” means any event or circumstance which, with the passage of time or the giving of notice or both, would become an Event of Default.

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“Event of Default” has the meaning ascribed to such term in the Notes.

“GAAP” shall mean U.S. generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (other than trade and other payables incurred in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature upon or with respect to any of the property, assets or rights of the Company, now owned or hereafter acquired, except:

(i) Liens for taxes, assessments or governmental charges or levies on property of the Company if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained;

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained;

(iii) pledges or deposits under workmen’s compensation laws, unemployment insurance, social security, retirement benefits or similar legislation; and

(iv) Liens created pursuant to the Loan Agreements.

“Loan Agreements” shall mean this Agreement and all other agreements and documents contemplated hereby, including, without limitation, the Notes and the Subordination Agreement.

“Obligations” means and includes all principal, interest, costs and expenses and other amounts the Company owes any Purchaser now or later under the Loan Agreements, and including without limitation, interest accruing on the Notes after any bankruptcy, insolvency or similar proceeding or action begins.

“Permitted Indebtedness” means (i) Indebtedness owed to the Purchasers, including, without limitation, the Indebtedness represented by the Notes issued under this Agreement; (ii) Indebtedness existing on the date hereof; (iii) Indebtedness not to exceed $1,500,000 in the aggregate in any fiscal year of the Company secured by a Permitted Lien (defined below),

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provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (iv) Indebtedness of the Company for taxes, assessments and governmental charges or levies not yet due and payable; (v) Indebtedness to trade creditors or contractual counterparties incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (vi) Indebtedness that also constitutes a Permitted Investment (defined below); and (vii) Indebtedness agreed upon in the Subordination Agreement among the Purchasers, the Company and Hercules Technology Growth Capital, Inc. dated as of the date hereof.

“Permitted Investment” means: (i) Investments existing on the date hereof or made in accordance with the Investment Policy approved by the Company’s Board of Directors; (ii) marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency or any State thereof; (iii) other investment grade debt securities; (iv) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (ii) and (iii) above; (v) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (vi) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (vii) money market accounts; (viii) repurchases of stock from former employees, directors, or consultants of the Company under the terms of applicable repurchase agreements at the original issuance price of such securities (a) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (b) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, directors, or consultants, to the Company regardless of whether an Event of Default exists; (ix) Investments accepted in connection with Permitted Transfers (defined below); (x) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (xi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (xi) shall not apply to Investments of Company in any Subsidiary; (xii) additional Investments that do not exceed $100,000 in the aggregate; and (xiii) Joint ventures or strategic alliances in the ordinary course of the Company’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by the Company does not exceed $100,000 in the aggregate in any fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens existing on the date hereof; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of

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Default hereunder; (v) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money liens and liens in connection with capital leases on equipment securing Permitted Indebtedness; and (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) licenses and similar arrangements for the use of property in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus equipment.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Required Purchasers” means, collectively, Advent Healthcare Ventures, Alta Partners and Index Ventures, including any Affiliates thereof who are Purchasers.

“Sale” means (i) a sale of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company, or (ii) a merger, consolidation, sale, transfer or other transaction or series of related transactions (excluding a financing transaction) in which the holders of the capital stock of the Company will hold, upon consummation of such transaction, less than fifty percent (50%) in interest of the voting securities of the surviving entity.

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.

10. MISCELLANEOUS

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be delivered (a) by hand, (b) by telecopy or facsimile transmission, (c) by a nationally recognized (or substantially equivalent international) overnight courier, or (d) by certified mail, return receipt requested, postage prepaid.

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If to a Purchaser:	To its address set forth in the Schedule I attached hereto;

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: Lewis Geffen, Esq.
(617) 348-1834 (Telephone)
(617) 542-2241 (Fax)

If to the Company:	Aegerion Pharmaceuticals, Inc.
CenterPointe IV
1140 Route 22 East, Suite 304
Bridgewater, NJ 08807
Attn: William H. Lewis,
President
Telephone: (908) 704-1300
Telecopier: (908) 541-1155

With copies to:	Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attn: Michael H. Bison, Esq.
Telephone: (617) 570-1933
Telecopier: (617) 523-1231

All notices, requests, consents and other communications hereunder shall be deemed to have been given (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

(b) Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, and the other agreements executed and delivered herewith embody the entire agreement and understanding between the Purchasers and the Company with respect to the purchase of the Notes hereunder, and supersede all prior oral or written agreements and understandings relating to the subject matter hereof, including without limitation the Summary of Terms dated August 8, 2008, between the Company and the Purchasers.

(c) Modifications and Amendments.

(i) Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Purchasers.

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(ii) In accordance with Section 11 of the Notes, any term, covenant, agreement or condition of all of the Notes may, with the written consent of the Company and Required Purchasers, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments, provided that (a) without the consent of the holders of all of the Notes at the time outstanding no such amendment or waiver shall (i) decrease the principal amount due under or the rate of interest on any Note, (ii) change the pro rata payment terms of the Notes or (iii) lower the percentage of holders of Notes required to approve any such amendment or effect any such waiver and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereto.

(iii) Each holder of a Note who is also a stockholder of the Company hereby covenants and agrees to take all actions reasonably necessary, including without limitation executing any stockholder consents, to amend and/or amend and restate the Charter to increase the authorized capitalization of the Company if necessary.

(d) Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each Purchaser may assign any of its rights under any of the Loan Agreements to (i) any Affiliate of the Purchaser, (ii) any person who shall acquire substantially all of the assets of the Purchaser or a majority in voting power of the capital stock of the Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), or (iii) any Person to whom the Purchaser shall transfer any of the Notes in accordance with the terms of the Loan Agreements.

(e) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to the conflict of law principles thereof.

(f) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the federal courts of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 10(a) hereof.

(g) Jury Waiver. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or any other document.

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(h) Severability. In the event that it is determined that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that it shall be deemed enforceable, and as so limited shall remain in full force and effect. In the event that any such provision, or portion thereof, is deemed wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(k) Reliance. The parties hereto agree that, notwithstanding any access to information by any party or any right of a party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such access and right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any Schedule, Exhibit or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement. Each of the Purchasers acknowledges that, based on information provided by the Company, it has made its own analysis and decisions regarding the transactions contemplated hereby and that it is not relying on any of the other Purchasers in executing this Agreement or consummating the transactions contemplated hereby.

(l) Survival. All representations and warranties made by the parties hereto in this Agreement or in any other Loan Agreement, certificate or instrument provided for or contemplated hereby shall survive until the earliest of: (a) the expiration of the applicable statute of limitations, (b) a Liquidity Event (as defined in the Charter), (c) a Sale Event (as defined in the Charter), or (d) a Qualified Public Offering (as defined in the Charter).

(m) Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that such Purchaser may obtain from financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement. Notwithstanding the foregoing, a Purchaser may disclose such information (i) as has become generally available to the public or is disclosed to Purchaser by a third party that is not subject to any binder of secrecy with respect to such information; (ii) as may be required in any report, statement or testimony submitted to any municipal, state or

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Federal regulatory body having or claiming to have jurisdiction over such Purchaser; (iii) as may be required in response to any summons or subpoena or in connection with any litigation; (iv) in order to comply with any law, order, regulation or ruling applicable to such Purchaser; (v) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company; (vi) with the consent of the Company, to any prospective purchaser of any of the Securities from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 10(m); (vii) to its shareholders or partnership investors as is required pursuant to such Purchaser’s contractual commitments or on a confidential basis to such of its Affiliates; provided that each such shareholder, partnership investor or Affiliate is made aware of the confidential nature of such information and is bound by reasonable confidentiality restrictions; and (viii) is independently developed by employees of such Purchaser who have no knowledge of or access to such information; provided, that prior to any disclosure to be made in accordance with clause (ii), (iii) or (iv), the Purchaser proposing to make such disclosure gives the Company written notice thereof and a reasonable opportunity to obtain a protective order or similar order of confidential treatment. Each Purchaser acknowledges that its breach of this Section 11(m) could cause the Company irreparable damages and consents to the entering of a restraining order or other equitable relief for specific performance of its obligations hereunder.

(n) Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(o) Costs and Expenses. As a condition precedent to the Closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement, the reasonable actual fees and expenses (based on invoices describing in detail the amounts thereof) of one counsel representing the Purchasers.

(p) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

(q) Use of Definitions; Gender. Any definitions used herein defined in the plural shall be deemed to include the singular as the context may require and any definitions used herein defined in the singular shall be deemed to include the plural as the context may require. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

(r) Publicity. Except as required by law, the Company shall not issue any press releases or otherwise make any public statement that sets forth the names of the Purchasers with respect to the closing of the financing contemplated by this Agreement without the prior written consent of the Required Purchasers, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Purchasers hereby consent in advance to the use by the Company of the language set forth on Schedule 11(r) attached hereto in any press releases or

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other public statements made by the Company after the date hereof. Except as required by law, no Purchaser shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company which consent shall not be unreasonably withheld, delayed or conditioned.

(s) Brokers or Finders. The Company represents and warrants to each of the Purchasers, and each of the Purchasers, as to itself, represents and warrants to the Company, that no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or the Purchasers for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or the Purchasers or by any agent of the Company of the Purchasers. The Company agrees to indemnify each Purchaser for any such commission, fee or other compensation claimed by any such person or entity against or upon such Purchaser arising on account of any act or omission by the Company or any of the Company’s agents. Each Purchaser agrees to indemnify the Company and each other Purchaser for any commission, fee or other compensation claimed by any such person or entity against or upon the Company or such other Purchaser arising on account of any act or omission by such Purchaser or such Purchaser’s agent.

(t) Filing of Form D. The Company will file a Form D with the Commission relating to the purchase of the Notes.

(u) Amendment of Certificate of Incorporation. The Company and the Purchasers each hereby covenant and agree that, each will take all actions reasonably necessary, including without limitation executing any stockholder consents, to amend the Charter to (i) increase the number of authorized shares of Common Stock or (ii) authorize that number of shares of other equity securities, in either case, to permit the conversion in full of all Notes purchased under this Agreement and the conversion of any such equity securities issued upon conversion of such Notes. All of the Purchasers in their capacity as stockholders of the Company hereby consent and agree to such amendment and all actions to be taken by the Company in connection therewith.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

COMPANY:

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Name:	Marc D. Beer
Title:	Chief Executive Officer

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

ADVENT HEALTHCARE AND LIFE SCIENCES III LIMITED PARTNERSHIP
ADVENT HEALTHCARE AND LIFE SCIENCES III-A LIMITED PARTNERSHIP

By:	AHLS III GP Limited Partnership, its General Partner
By:	Advent International, LLC, its General Partner

Advent Healthcare and Life Sciences III Limited Partnership
	By:	AHLS III GP Limited Partnership, General Partner
	By:	Advent International LLC, General Partner
	By:	Advent International Corporation, Manager

	By:	/s/ Jason S. Fisherman
Attorney-in-Fact

Advent Partners HLS III Limited Partnership
	By:	Advent International Corporation, its General Partner

	By:	/s/ Jason S. Fisherman
Attorney-in-Fact

Advent Healthcare and Life Sciences III-A Limited Partnership
	By:	AHLS III GP Limited Partnership, General Partner
	By:	Advent International LLC, General Partner
	By:	Advent International Corporation, Manager

	By:	/s/ Jason S. Fisherman
Attorney-in-Fact

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

INDEX VENTURES III (JERSEY) L.P. INDEX VENTURES III (DELAWARE) L.P. INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	Index Venture Associates III Limited, its General Partner

By:	/s/ Nigel Greenwood
Name:	Nigel Greenwood
Title:	Director

YUCCA PARTNERS LP JERSEY BRANCH
By:	Ogier Employee Benefit Services Limited as Authorized Signatory of Yucca Partners LP Jersey Branch in its Capacity of Administrator of The Index Co-Investment Scheme

By:	/s/ Peter George Le Breton
Name:	Peter George Le Breton
Title:	Authorized Signatory

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

MVM INTERNATIONAL LIFE SCIENCES FUND NO. 1 L.P. MVM EXECUTIVE LIMITED

By:	MVM Life Science Partners LLP, its General Partner

By:	/s/ Neil Akhurst
Name:	Neil Akhurst
Title:	Member

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

Alta BioPharma Partners III, L.P. By: Alta BioPharma Management III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Chief Financial Officer

Alta BioPharma Partners II GmbH & Co. Beteiligungs KG By: Alta BioPharma Management III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Chief Financial Officer

Alta Embarcadero BioPharma Partners III, LLC

By:	/s/ Hilary Strain
Name:	Hilary Strain
Title:	Chief Financial Officer

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

MC LIFE SCIENCE VENTURES, INC.

By:	/s/ Yasuaki Matsuo
Name:	Yasuaki Matsuo
Title:	Executive Vice President

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

RED ABBEY VENTURE PARTNERS (QP), LP RED ABBEY VENTURE PARTNERS, LP RED ABBEY CEO FUND, LP

By:	Red Abbey Venture Partners, LLC, its General Partner

By:	/s/ Matt Zuga
Name:	Matt Zuga
Title:	Managing Member

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

DAVID ARKOWTIZ

/s/ David Arkowtiz

EILEEN MORE

/s/ Eileen More

WILLIAM LEWIS

/s/ William Lewis

Counterpart Signature Page For Purchasers

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Note Purchase Agreement as of the date first written above.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

SCHEDULES AND EXHIBITS

Schedule I:	Schedule of Purchasers

Exhibit A:	Senior Subordinated Convertible Promissory Notes

Exhibit B:	Amendment to Amended and Restated Certificate of Incorporation (Initial Closing)

Exhibit C:	By-Laws

Exhibit D:	Form of Confidentiality and Invention Assignment Agreement

Exhibit E:	Opinion of Goodwin Procter LLP

Exhibit F:	Amendment to Amended and Restated Certificate of Incorporation (First Additional Subsequent Closing)

Exhibit G:	Amendment to Amended and Restated Certificate of Incorporation (Third Subsequent Closing)

Exhibit H:	Amendment to Amended and Restated Certificate of Incorporation (Fourth Subsequent Closing)

Exhibit I:	Amendment to Amended and Restated Certificate of Incorporation (Sixth Subsequent Closing)

Exhibit A

Senior Subordinated Convertible Promissory Notes

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO A FOURTH AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED OCTOBER 1, 2010 BETWEEN THE COMPANY AND HERCULES TECHNOLOGY GROWTH CAPITAL, INC., A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY.

AEGERION PHARMACEUTICALS, INC.

SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[ ]	October 1, 2010

FOR VALUE RECEIVED, Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [            ] (or its successors or assigns, the “Holder”), the principal amount of [                    ] ($[            ]), plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, accruing daily, at a rate per annum equal to eight percent (8%) for the time period beginning on the date hereof and ending on the Maturity Date. This Senior Subordinated Convertible Promissory Note (this “Note”) may not be prepaid in whole or in part without the written consent of the Required Purchasers. For avoidance of doubt, no interest payments shall be due prior to the earlier of: (i) Maturity as set forth in Section 2 of this Note, (ii) acceleration due to an Event of Default (defined below), or (iii) conversion of the Note as set forth in Sections 3, 4 and 5 of this Note, as the case may be. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum interest permitted by applicable law, and any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

This Note is one of a series of Senior Subordinated Convertible Promissory Notes of like tenor (collectively, the “Notes”) to be issued by the Company pursuant to the terms of that certain Fourth Amended and Restated Note Purchase Agreement dated as of October 1, 2010 (as may be amended and/or restated from time to time, the “Purchase Agreement”) among the

Company and the purchasers set forth on the Schedule I thereto (the “Schedule of Purchasers”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. By acceptance of this Note, the Holder and the Company each hereby agree that each of the Notes shall rank equally and ratably without priority over one another, and the Company covenants and agrees that none of the Notes shall be paid, in whole or in part, unless a reasonably equivalent, pro rata payment is made with respect to all other Notes so as to maintain as near as possible the amount of the debt owing under the Notes pro rata according to the respective balances owed as of the date immediately prior to such payment. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note may be effected only by surrender of this Note to the Company and reissuance of a new Note to the transferee. Payments of principal and interest will be made by wire transfer in immediately available United States funds transferred to the account of the Holder, which account information shall have been furnished to the Company by the Holder for that purpose.

1. Subordination. This Note is subordinate and junior in right of payment to the prior payment in full of all obligations of the Company under that certain Loan and Security Agreement between the Company and Hercules Technology Growth Capital, Inc. (“Hercules”) dated March 20, 2007, all promissory notes issued by the Company to Hercules pursuant thereto and any other such obligations agreed to in the Fourth Amended and Restated Subordination Agreement among the purchasers set forth on Schedule I to the Purchase Agreement, the Company and Hercules dated as of October 1, 2010.

2. Maturity. The entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable (i) automatically upon the occurrence of an Event of Default (as defined below) specified in Section 6.1(c), 6.1(d), 6.1(e) or 6.1(f), or (ii) if occurring earlier than any Event of Default described in (i) above, upon demand made in writing by the Required Purchasers at any time upon the earlier of (a) December 31, 2011, unless such date is extended to a later date by an agreement in writing between the Company and the Required Purchasers (such original date or such later date, the “Maturity Date”), (b) a Sale of the Company (as defined below) or (c) the occurrence of an Event of Default specified in Section 6.1(a) or 6.1(b). In order to extend the Maturity Date, the Required Purchasers and the Company shall agree in writing to extend the Maturity Date (an “Extension Agreement”), and the Extension Agreement shall specify the date they elect to extend the Maturity Date. Following such Extension Agreement, every reference in the Note Purchase Agreement and the Notes to the Maturity Date shall be deemed to refer to the Maturity Date set forth in the Extension Agreement. The Required Purchasers and Company may elect to extend the Maturity Date on successive occasions.

3. Payment Upon Sale of the Company.

(a) General. Upon the closing of a Sale of the Company occurring prior to the Maturity Date, the Holder shall be entitled to receive an amount equal to the greater of:

(i) an amount equal to three times (3.0x) the principal amount of this Note; or

(ii) the amount that the Holder would have received if the principal amount of this Note plus any accrued unpaid interest thereon (the “Note Balance”), as of the closing date of the Sale of the Company, had been converted into shares of the Company’s Series B Preferred Participating Stock (as defined in the Company’s Amended and Restated Certificate of Incorporation) immediately prior to the closing date of the Sale of the Company at a conversion price equal to the Applicable Conversion Price (as defined in the Charter) of the Series B Preferred Participating Stock in effect at such time.

Immediately upon receipt by the Holder of payment pursuant to Section 3(a)(i) or (ii), this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate.

(b) Sale of the Company. A “Sale of the Company” shall mean and include (i) a sale of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company, or (ii) a merger, consolidation, sale, transfer or other transaction or series of related transactions (excluding a financing transaction) in which the holders of the capital stock of the Company will hold, upon consummation of such transaction, less than fifty percent (50%) in interest of the voting securities of the surviving entity.

4. Reserved

5. Conversion upon Equity Sale.

(a) Qualified Equity Sale. Immediately upon the closing of a Qualified Equity Sale (as defined below), the Note Balance shall automatically be converted into fully paid and non-assessable shares of New Stock (as defined below). The type and class of capital stock of the Company to be issued to the Holder of this Note upon conversion pursuant to this Section 5(a) (and the rights and privileges of the Holder thereof) shall be identical to the type and class of the capital stock issued by the Company in connection with the Qualified Equity Sale (the “New Stock”). Upon conversion of this Note pursuant to this Section 5(a), subject to the provisions of Section 5(c) hereof, the holder of this Note shall be entitled to receive a number of shares of New Stock determined by dividing (A) the Note Balance as of the Investor Conversion Date (as defined below) by: (B) (i) in the case of a Qualified Equity Sale that is not the initial public offering of the Company’s capital stock, an amount equal to eighty-five percent (85%) of the price per share of New Stock paid by the investors in connection with the Qualified Equity Sale (the “New Stock Price”), or (ii) in the case of a Qualified Equity Sale that is the initial public offering of the Company’s capital stock, an amount equal to eighty percent (80%) of the price to the public for the shares of the Company’s Common Stock (as defined herein) offered in the initial public offering (the “IPO New Stock Price”). A “Qualified Equity Sale” shall mean and include the sale of shares of capital stock of the Company (other than a sale of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), or other securities to officers, directors or employees of, or consultants to, the Company in connection with their provision of services to the Company) in one transaction or series of related transactions, which sale or sales, including without limitation any initial public offering, result in gross proceeds to the Company, not including any Note Balance converted to New Stock, of at least Ten Million Dollars ($10,000,000).

(b) Conversion upon Alternative Equity Sale. In the event that the Company intends to consummate an Alternative Equity Sale (as defined below), the Company shall send written notice at least ten (10) business days prior to the closing of such Alternative Equity Sale to the Holder hereof (the “Company Notice”), which Company Notice shall describe the Alternative Equity Sale in reasonable detail. Upon written notice to the Company delivered prior to the closing of such Alternative Equity Sale, the Required Purchasers may elect to convert the Note Balance of all, but not less than all, of the Notes issued to all Purchasers under the Purchase Agreement then outstanding into fully paid and non-assessable shares of Alternative Stock (as defined below); provided that if the Required Purchasers do not so elect, then the Holder hereof may, by written notice to the Company not more than five (5) business days following receipt by the Holder of the Company Notice, elect to convert all or part of the Note Balance into fully paid and non-assessable shares of Alternative Stock. The type and class of capital stock of the Company to be issued to the holder of this Note upon conversion pursuant to this Section 5(b) (and the rights and privileges of the holders thereof) shall be identical to the type and class of the capital stock issued by the Company in connection with the Alternative Equity Sale (the “Alternative Stock”). Upon conversion of this Note pursuant to the provisions of this Section 5(b), subject to the provisions of Section 5(c) hereof, the Holder of this Note shall be entitled to receive a number of shares of Alternative Stock determined by dividing (A) the Note Balance to be converted by (B) an amount equal to eighty five percent (85%) of the price per share of Alternative Stock paid by the purchasers of such equity securities in connection with the Alternative Equity Sale (the “Alternative Stock Price”). “Alternative Equity Sale” shall mean and include any sale of shares of capital stock of the Company (other than a sale of shares of Common Stock or other securities to officers, directors or employees of, or consultants to, the Company in connection with their provision of services to the Company) in one transaction or series of related transactions, which sale or sales result in gross proceeds to the Company of less than Ten Million Dollars ($10,000,000).

(c) Fractional Shares. No fractional shares of capital stock of the Company shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the New Stock Price, IPO New Stock Price or the Alternative Stock Price, as applicable.

(d) Mechanics of Conversion; Investor Sale.

(i) Upon the closing (the “Investor Conversion Date”) of a Qualified Equity Sale or an Alternative Equity Sale if either (y) the Required Purchasers have elected to convert the Note Balance of all Notes then outstanding or (z) the Holder hereof has elected to convert the Note Balance of this Note (each being referred to herein as an “Investor Sale”), this Note, or any portion hereof, as applicable, shall be converted automatically without any further action by the holder and whether or not this Note is surrendered to the Company or the transfer agent for this Note, provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of New Stock or Alternative Stock (each being referred to herein as “Investor Stock”) into which this Note is convertible unless this Note is delivered to the Company, or the holder notifies the Company that the Note has been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and, if the Company so elects, provides an appropriate indemnity.

(ii) The Company shall cause notice of the Investor Sale to be mailed to the registered holder of this Note, at such holder’s address appearing in the records of the Company, as promptly as practicable after the Investor Conversion Date. Thereafter, the holder shall surrender this Note at the place designated in such notice, together with a written notice by the holder of this Note stating such holder’s name or the names of his, her or its nominees in which such holder wishes the certificate or certificates for shares of Investor Stock to be issued. If required by the Company, the Note surrendered shall be endorsed or accompanied by a written instrument or instruments of surrender, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing.

(iii) Upon authorization of the sale of shares of its capital stock in an Investor Sale, for the purpose of effecting the conversion of this Note as provided in Section 5(a) or 5(b) hereof, the Company shall have (A) authorized a sufficient number of shares of Investor Stock to effect the conversion of the Note Balance, or any portion thereof, as applicable, (B) reserved such stock as to which the Holder would be entitled upon conversion of such Investor Stock and (C) taken all other actions reasonably requested by the Holder to effect the foregoing. The Company shall take all such reasonable actions as may be necessary to assure that all Investor Stock which may be issuable upon the conversion of this Note and all shares of stock issuable upon conversion or exercise thereof may be issued without violation of any applicable law or governmental regulation.

(iv) Immediately upon the Investor Conversion Date, this Note shall be cancelled and no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the Investor Conversion Date, except only the right of the holder to receive the shares of Investor Stock to which it is entitled as a result of the conversion on the Investor Conversion Date, together with any cash in lieu of fractional shares. Notwithstanding the foregoing, upon the Investor Conversion Date, the Company shall be released from all obligations arising under this Note.

(v) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Investor Stock upon conversion of this Note pursuant to Section 5(a) or 5(b) hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Investor Stock in a name other than that of the registered holder of this Note, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

6. Default

6.1 Events of Default. Notwithstanding any provision of this Note to the contrary, each of the following shall constitute an event of default (each an “Event of Default”):

(a) the Company fails to pay any amount of principal or interest due hereunder when due;

(b) the Company’s breach or violation of any other covenant, agreement or condition under this Note or under the Purchase Agreement, which breach or violation is not cured within ten (10) days after written notice of such default from the Required Purchasers;

(c) any of the Company’s indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement or instrument evidencing or relating to money borrowed from Hercules Technology Growth Capital, Inc. or its affiliates;

(d) the Company admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors;

(e) the Company commences any case or other proceeding seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its company structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, or shall take any action to authorize any of the foregoing; or

(f) any case or proceeding is commenced against the Company to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking other similar official relief for it or any part of its property, and such case or proceeding (x) results in the entry of an order for relief against it which is not fully stayed within five (5) business days after the entry thereof or (y) is not dismissed within one hundred twenty (120) days of commencement.

6.2 Remedies Upon Event of Default. Upon any Event of Default, the Required Purchasers may, by written notice to the Company, declare this Note to be due and payable, whereupon the outstanding principal and accrued interest under this Note shall be immediately due and payable; provided that, in the case of an Event of Default pursuant to any of Sections 6.1(c), 6.1(d), 6.1(e) or 6.1(f), the outstanding principal and accrued interest under this Note shall become due and payable without notice or demand.

7. New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new promissory note, of like tenor and amount and dated the original date of this Note, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Holder thereof agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

8. Expenses of Collection. The Company agrees to pay all of the Holder’s reasonable costs in collecting and enforcing this Note, including all attorney’s fees and disbursements, subject to any limitation imposed by law.

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be delivered (a) by hand, (b) by telecopy or facsimile transmission, (c) by a nationally recognized (or substantially equivalent international) overnight courier, or (d) by certified mail, return receipt requested, postage prepaid.

If to Holder:	To its address set forth on the Schedule of Purchasers;

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Attn: Lewis Geffen, Esq. (617) 348-1834 (Telephone) (617) 542-2241 (Fax)

If to the Company:	Aegerion Pharmaceuticals, Inc. CenterPointe IV 1140 Route 22 East, Suite 304 Bridgewater, NJ 08807 Attn: William H. Lewis, President Telephone: (908) 704-1300 Telecopier: (908) 541-1155

With copies to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attn: Michael H. Bison, Esq. Telephone: (617) 570-1933 Telecopier: (617) 523-1231

All notices, requests, consents and other communications hereunder shall be deemed to have been given (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

10. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

11. Amendment and Waiver. Any term, covenant, agreement or condition of the Notes may, with the written consent of the Company and Required Purchasers, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments, provided that (a) without the consent of the holders of all of the Notes at the time outstanding no such amendment or waiver shall (i) decrease the principal amount due under or the rate of interest on any Note, (ii) change the pro rata payment terms of the Notes or (iii) lower the percentage of holders of Notes required to approve any such amendment or effect any such waiver and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereto. Originals or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 11 shall be delivered by the Company to each holder of Note promptly (but in any event not later than five days) following the effective date thereof.

12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

13. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

14. Descriptive Headings. Section headings appearing in this Note have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Note.

15. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to the conflict of law principals thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has signed this Note as an instrument under seal as of the date written above.

AEGERION PHARMACEUTICALS, INC.

By:
Name:	Marc D. Beer
Title:	Chief Executive Officer

Exhibit B

Amendment to Amended and Restated Certificate of Incorporation (Initial Closing)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEGERION PHARMACEUTICALS, INC.

AEGERION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware (i) proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders. Such resolution proposed to amend the Certificate of Incorporation in the following manner:

1. To increase the number of shares of Common Stock the Corporation shall have authority to issue to from 25,000,000 to 30,000,000 by amending the first paragraph of Article FOURTH to read as follows:

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue shall be 49,650,000 shares, consisting of 30,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 19,650,000 shares of Preferred Stock, par value 0.001 per share (the “Preferred Stock”), of which 13,000,000 shares are designated Series A Convertible Preferred Stock (the “Series A Preferred”) and 6,650,000 shares are designated Series B Convertible Preferred Stock (“Series B Preferred” and together with the Series A Preferred, the “Designated Preferred”).

2. To amend Section B.2(d)(i)(C)(I) of Article Fifth of the Certificate of Incorporation of the Corporation to increase by 253,344 the number of Options included in the definition of “Excluded Securities” by deleting “1,206,809” in part (a) and replacing it with “1,460,153”.

3. To insert the following paragraph as the last paragraph of Section B.2 of Article Fifth of the Certificate of Incorporation of the Corporation:

(f)	Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Designated Preferred who is also a holder of 2008 Convertible Notes (as defined below) issued pursuant to the 2008 Note Purchase Agreement (as defined below) (each, a “Note Holder”) does not purchase (together with its Affiliates, as defined in the 2008 Note Purchase Agreement) 100% of such Note Holder’s Subsequent Loan Amount (as defined in the 2008 Note Purchase Agreement) at a Subsequent Closing (as defined in the 2008 Note Purchase Agreement), if any, then each share of Designated Preferred held by such Note Holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the conversion ratio determined pursuant to Section B.2(a) of this Article Fifth immediately prior to the consummation of such Subsequent Closing, effective upon, subject to, and concurrently with, the consummation of such Subsequent Closing. For purposes of this Section B.2(f), the number of shares of Designated Preferred held by a Note Holder shall include all shares of Designated Preferred held by Affiliates (as defined in the 2008 Note Purchase Agreement) of such holder. The conversion of Designated Preferred pursuant to this Section B.2(f) is referred to as a “Special Mandatory Conversion”.

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, all shares of Designated Preferred subject to the Special Mandatory Conversion shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. All rights with respect to the Designated Preferred converted pursuant to Subsection (i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive cash in lieu of fractional shares, as provided for in the last sentence of this Subsection (ii). Each holder of Designated Preferred subject to the Special Mandatory Conversion shall surrender the certificate or certificates representing such holder’s shares of Designated Preferred at the office of the Corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Designated Preferred surrendered were convertible on the date on which such automatic conversion occurred; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Designated Preferred were convertible unless the certificate or certificates representing such shares of Designated Preferred being converted are either delivered to the Corporation, or the holder notifies the Corporation that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity. No fractional shares of Common Stock shall be issued upon the conversion of Designated Preferred pursuant to this Section B.2(f). In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

(iii) Effect of Special Mandatory Conversion. All shares of Designated Preferred subject to the Special Mandatory Conversion shall, from and after the time of the Special Mandatory Conversion, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the time of the Special Mandatory Conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Designated Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred accordingly.

(iv) Definitions. For purposes of this Section B.2(f), the following definitions shall apply:

(A) “2008 Convertible Notes” shall mean those certain promissory notes issued pursuant to the 2008 Note Purchase Agreement (as defined below) at the Initial Closing (as defined in the Note Purchase Agreement), as such promissory notes may be amended from time to time.

(B) “2008 Note Purchase Agreement” shall mean that certain Note Purchase Agreement among the Corporation and the Purchasers named therein, dated on or about September 2, 2008, as such agreement may be amended from time to time.

SECOND: That thereafter, the aforesaid amendment was approved and duly adopted by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize the aforesaid amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the terms of the Certificate of Incorporation of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 2nd day of September 2008.

By:	/s/ William H. Lewis
Name:	William H. Lewis
Title:	Chief Financial Officer and Senior Vice President, Finance and Administration

Exhibit C

By-Laws

BY-LAWS

OF

METEXION, INC.

Corporate Offices

Registered Office

. The registered office of Metexion, Inc. shall be fixed in the corporation’s Certificate of Incorporation, as the same may be amended from time to time.

Other Offices

. The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where me corporation is qualified to do business.

Stockholders’ Meetings

Places of Meetings

. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Delaware General Corporation Law (the “DGCL”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

Annual Meetings

. Unless otherwise determined from time to time by the Board, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the last Tuesday in the fourth month following the close of the fiscal year of the corporation commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday, and if such day is a legal holiday, then the annual meeting shall be held on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the DGCL prior to the scheduled date thereof, unless such notice is waived as provided by Section 2 of Article VIII of these By-Laws.

Special Meetings

. A special meeting of stockholders may be called at any time at the request of any member of the Board or the chief executive officer, and shall be called by the chief executive officer or the secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote, stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail, e-mail, or facsimile to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than 10 days nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided in Section 2 of Article VIII of these By-Laws. Nothing contained in this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or the chief executive officer may be held.

Meetings Without Notice

. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

Voting

. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 7 of this Article, or if not so determined as prescribed under the DGGL, shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto (the Certificate of Incorporation as amended from time to time is hereinafter referred to as the “Certificate of Incorporation”):

Quorum

. At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest by act of either (x) the chairperson of the meeting or (y) the stockholders entitled to vote at the meeting, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the DGCL. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the DGCL, the Certificate of Incorporation, any stockholders agreement to which the corporation is a party, or these By-Laws, in which case such express provision shall govern.

List of Stockholders

. At least 10 days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the DGCL. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation, or to vote in person or by proxy at such meeting.

Consents in Lieu of Meeting

. Unless otherwise provided in the Certificate of Incorporation or by the DGCL, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the DGCL.

Board of Directors

Number and Qualification

. A board of directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in these By-Laws. Subject to the terms of the Certificate of Incorporation and any stockholders agreement to which the corporation is a party, the number of directors shall be such as may be determined from time to time by the Board. As of the date of the initial adoption of these By-Laws, the Board shall consist of one (1) director. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and, except as otherwise required by the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, shall be filled in the manner prescribed in Article III, Section 11 of these By-Laws. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires. Directors need not be stockholders.

Powers

. The business and affairs of the corporation shall be carried on by or under the direction of the Board, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation, these By-Laws or by any stockholders agreement to which the corporation is a party.

Compensation

. The Board may from rime to time by resolution authorize the payment of fees or other compensation to the directors for services to the corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore in amounts authorized or otherwise approved from time to time by me Board or the executive committee.

Meetings and Quorum

. Meetings of the Board may be held, either in or outside of the State of Delaware. Subject to the terms of the Certificate of Incorporation, a quorum shall be a majority of the directors then in office, but not less than two directors unless a Board of one director is authorized under the DGCL in which event one director shall constitute a quorum. A director, will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the DGCL. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

The Board elected at any annual stockholders’ meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. Subject to the terms of the Certificate of Incorporation, at such meeting the Board shall elect a chief executive officer, a president, a secretary and a treasurer, and such other officers as it may deem proper, none of whom except the chairman of the Board, if elected, need be members of the Board.

The Board may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the chief executive officer or by the secretary or an assistant secretary upon the written request of any director.

Notice of each meeting, other than a regular meeting (unless required by the Board), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph at least one day before the meeting unless, in case of exigency, the chairman of the Board, the chief executive officer or the secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, these By-Laws, or the Board.

Record Dates

.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the DGCL and which, in the case of any other action, shall be not more than the maximum number of days permitted under the DGCL.

If no such record date is fixed by the Board, the record date shall be that prescribed by the DGCL.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Executive Committee

. Subject to the terms of any stockholders agreement to which the corporation is a party, the Board may by resolution passed by a majority of the whole Board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chairman. Subject to the terms of any stockholders agreement to which the corporation is a party, the Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the executive committee, or dissolve it.

During the intervals between the meetings of the Board, the executive committee shall possess and may exercise any or all of the powers of the Board in the management or direction of the business and affairs of the corporation and under these By-Laws to the extent authorized by resolution adopted by a majority of the whole Board and to such limitations as may be imposed by the DGCL and the Certificate of Incorporation.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. Subject to the terms of the Certificate of Incorporation, a majority of the members of the committee shall constitute a quorum.

Other Committees

. Subject to the terms of the Certificate of Incorporation, the Board may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. No such committee, however, shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any By-Law of the corporation.

Conference Telephone Meetings

. Any one or more members of the Board or any committee thereof may participate in meetings by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person of the meeting.

Action Without Meetings

. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the DGCL,

Removal of Directors

. Unless otherwise restricted by statute, the Certificate of Incorporation, these By-Laws, or any stockholders agreement to which the corporation is a party, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies

. Except as otherwise provided in the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, a vacancy in any directorship occurring by reason of death, resignation, removal, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board

Officers

Titles and Election

. The officers of the corporation shall be comprised of a chief executive officer, a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Board and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders’ meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the

Board or the executive committee, or until their earlier death, resignation, removal under these By-Laws or other termination of their employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the DGCL. Subject to the terms of the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, the Board, in its discretion, may also at any time elect or appoint a chairman of the Board, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal or other termination of employment as shall be prescribed or determined by the chief executive officer. The Board may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

Duties

. Subject to such extension, limitations, and other provisions as the Board, these By-Laws or the Certificate of Incorporation may from time to time prescribe or determine, the following officers shall have the following powers and duties:

Chairman of the Board. The chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.

Chief Executive Officer. Subject to the authority of the Board, the chief executive officer shall have general supervision and control of the corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his office and shall, in the absence of the chairman of the Board, preside at all meetings of the stockholders and of the Board if he is a director, and shall perform such duties as the Board shall specify from time to time. The chief executive officer, unless some other person is thereunto specifically authorized, by the Board, shall have, authority to sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

President. The president shall perform such duties as may be assigned to him from time to time by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the president may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of chief executive officer.

Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board, the chief executive officer or the president.

Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer, or as shall be assigned to him by the chief executive officer, the president or by the Board.

Assistant Treasurer(s). During the absence or disability of the treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the treasurer, the chief executive officer, the president or by the Board shall have all the powers and functions of the treasurer.

Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him by such stockholder. He shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the chief executive officer, the president or by the Board.

Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, if one is elected, or if there are more than one, the one so designated by the secretary, the chief executive officer, the president or by the Board shall have all the powers and functions of the secretary.

Delegation of Duties

. In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the Board, the Board may delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

Stock Certificates

Certificates Representing Stock

. Certificates representing stock in the corporation shall be signed by, or in the name of the corporation by the chairman of the Board or by the president or any vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation. Any or all of the signatures on any such certificate may be a facsimile if authorized under the DGCL.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Transfer of Stock

. Subject to the terms of any stockholders agreement to which the corporation is a party, shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board or chief executive officer may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock in any manner not prohibited by the DGCL.

Lost Certificates

. Subject to the terms of any agreement to which the corporation is a party, in case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board or the executive committee or by the chief executive officer if the Board or the executive committee does not do so.

Fiscal Year Bank Deposits, Checks, etc.

Fiscal Year

. The fiscal year of the corporation shall commence or end at such time as the Board may designate.

Bank Deposits, Checks, etc.

The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board or the executive committee, or by such officer or officers as the Board or the executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as maybe designated from time to time by the Board or the executive committee. The signatures oh checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

Books and Records

Location of Books

. Unless otherwise expressly required by the DGCL, the books and records of the corporation may be kept outside of the State of Delaware.

Examination of Books

. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation, these By-Laws, or any agreement to which the corporation is a party, the Board shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board, or as set forth in any agreement to which the corporation is a party.

Notices

Requirements of Notice

. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

Waivers

. Any stockholder, director or officer may, in writing or by telegram, cable or by electronic transmission at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-Laws.

Notice by Electronic Transmission

Notice by Electronic Transmission

. Without limiting the manner by which notice otherwise may5 be given: effectively to stockholders pursuant to;, the DGCL, the Certificate of Incorporation or these By-Laws; any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the previous preceding paragraph shall be deemed given;

if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Definition of Electronic Transmission

. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Inapplicability

. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

Powers of Attorney

The Board or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the Board or the executive committee, the chief executive officer or the secretary of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

Indemnification

Indemnification of Directors and Officers

. The corporation shall indemnify and hold harmless, to the fullest extent permitted by DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

Indemnification of Others

. The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, of a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

Prepayment of Expenses

. The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XI or otherwise.

Determination Claim

. If a claim for indemnification of payment of expenses under this Article XI is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Non-Exclusivity of Rights

. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Insurance

. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Other Indemnification

. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Amendment or Repeal

. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Amendments

Subject to the provisions of the Certificate of Incorporation, any stockholders agreement to which the corporation is a party, and the provisions of the DGCL, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board or by the stockholders.

Conflicts

In the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

Exhibit D

Form of Confidentiality and Invention Assignment Agreement

BUSINESS PROTECTION AGREEMENT

This Agreement is entered by and between Aegerion Pharmaceuticals, Inc. (hereinafter the “Company”), and NAME (hereinafter the “Employee”).

WHEREAS, Employee acknowledges that he/she will be provided with the Company’s trade secrets and/or valuable confidential business information, and, in addition, will develop, substantial relationships with, and be introduced to, prospective and existing customers and clients of the Company, and, as a result, shall benefit from the Company’s good will;

WHEREAS, Employee acknowledges that he/she will receive training from the Company;

WHEREAS, this Agreement is a material part of the consideration of Employee’s employment with the Company, and the Company would not have hired Employee but for Employee’s agreement to the terms and conditions of this Agreement;

WHEREAS, the Company is willing to employ Employee, and Employee is willing to accept his/her employment with the Company, upon the terms and subject to the conditions hereinafter set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, Employee’s employment, and the compensation paid to Employee by the Company, the parties agree as follows:

1.	Employment At Will:

(a) Employee understands that neither this Agreement nor any other document or representation regarding employment with the Company constitutes an implied or written employment contract for continued employment with the Company. Rather, Employee’s employment with the Company is on an “at-will” basis. Accordingly, Employee understands and agrees that either Employee or the Company may terminate Employee’s employment at any time and for any reason, with or without cause and with or without notice.

(b) Employee will perform and carry out such duties and/or responsibilities as may from time to time be assigned to Employee by the Company in its sole discretion. The Company may also modify or change Employee’s position, duties, compensation and responsibilities as it deems appropriate in its sole discretion. Any such changes shall not change Employee’s obligations as set forth herein. During his/her employment with the Company, Employee shall devote his/her full business time and attention to the affairs of the Company.

(c) Employee understands, acknowledges and agrees that he/she is without any authority to enter into any contract or agreement on behalf of the Company or to assume any obligation of any kin, express or implied, on behalf of the Company unless expressly authorized to do so by the Company in writing.

2.	Employee’s Representations:

(a) Employee represents and warrants that he/she is qualified and uniquely skilled to perform the services required by the Company in accordance with the standards of good professional practice and that Employee possesses all skills, qualifications and experience described in any application and/or resume submitted by Employee. Employee further understands and acknowledges that the Company relied upon these representations in hiring Employee and that the Company would not have hired Employee but for these representations.

(b) Employee represents that Employee’s employment with the Company and Employee’s performance of all of the terms of this Agreement do not, and will not, breach any agreement with any third party. Employee has not entered into, and Employee shall not enter into, any agreement either written or oral in conflict herewith.

(c) Employee acknowledges that he/she owes to Company a fiduciary duty of loyalty during the term of Employee’s employment and as may be otherwise provided by applicable law.

(d) Employee agrees that at all times during and after his/her employment with the Company, Employee shall not disparage the Company, its products, services, agents and/or employees.

(e) If Employee is terminated for any reason, Employee will be able to earn a livelihood due to his/her sufficient capabilities without violating this Agreement. Employee understands that his/her ability to earn a livelihood without violating this Agreement is a material condition of his/her employment with the Company.

3.	Non-Solicitation of Employees/Contractors:

Employee agrees that during the course of his/her employment with the Company, and for the period of twelve (12) months following the termination of Employee’s employment (the “Restricted Period”), regardless of the reason for the termination, Employee will not solicit, recruit or induce, in any manner, whether directly or indirectly, any “Person” to leave his or her employment or engagement with the Company. “Person” means any person who (a) is employed (whether as an agent, representative, contractor or consultant by the Company) at the time this Agreement is terminated, (b) was employed by the Company during the year preceding termination of this Agreement, or (c) is employed by the Company during the Restricted Period.

4.	Non-Solicitation of/Non-Interference with Customers:

Employee agrees that during the Restricted Period, regardless of the reason for the termination, Employee will not, in any manner, on his own behalf or on behalf of another:

(a) solicit or do business with any customer or prospective customer of the Company with whom Employee had professional “Contact” during Employee’s employment with the Company, for the purpose of providing or seeking to provide any products or services that relate, directly or indirectly, to the Company’s “Business” (as Defined in Section 5) (the “Services”).

“Contact” means any interaction, whether direct or indirect, between Employee and a Company customer or prospective customer that takes place in an effort to establish, maintain, service, provide Services and/or further a business relationship on behalf of the Company;

(b) solicit or do business with any customer or prospective customer of the Company about whom Employee obtained information, or became familiar with through Confidential Information (as defined in Section 6), during Employee’s employment with the Company, for the purpose of providing or seeking to provide Services;

(c) solicit or do business with any person or entity who has been a customer of the Company within the twenty-four (24) months preceding the date of Employee’s termination for the purpose of providing or seeking to provide Services; and

(d)	interfere in any way with the Company’s relationship with any customer or prospective customer.

5.	Noncompetition:

(a) Employee acknowledges that during his/her employment with the Company he/she shall be engaged in the Company’s “Business”, which includes, but is not limited to, Cardiovascular and Metabolic drug development and commercialization (the “Business”). Employee also acknowledges and recognizes the highly competitive nature of the industry in which the Company is involved, and agrees that he/she shall have access to the Company’s Confidential Information (as defined in Section 6), shall benefit from the Company’s goodwill and shall obtain a competitive advantage as to the Company, its customers and prospective customers and its employees.

(b) Accordingly, ancillary to the agreement to hire Employee and provide Employee with Confidential Information set forth in Section 6, Employee agrees that, during the Restricted Period, regardless of the reason for the termination, Employee shall not, directly or indirectly, anywhere in the world, alone or as a partner, joint venturer, consultant, officer, director, employee, agent, or stockholder of any company or business organization or otherwise, engage in any business activity that (i) relates to the Business, (ii) is in competition with the Business, including, but not limited to, any Company product or service developed or being developed, planned or being planned, drafted or being drafted, marketed or being marketed, distributed or being distributed, sold or being sold, or otherwise provided by the Company; provided however, that the record or beneficial ownership by Employee of 1% or less of the outstanding publicly traded capital stock of any such competing company shall not be deemed in and of itself to violate this Section, so long as Employee exercises no operational or strategic control over such company.

6.	Confidentiality:

(a) During Employee’s employment with the Company and at any time thereafter, Employee shall not disclose or use or otherwise exploit, for his/her own benefit, or for the benefit of any other person or entity, any Confidential Information (as defined in Section 6(b)). Employee acknowledges that all Confidential Information, together with all notes and records relating thereto and all copies, electronic versions and facsimiles thereof, are the exclusive property of the Company. Employee shall return all such Confidential Information to the Company promptly upon request by the Company and, in any event, promptly upon any termination or expiration of this Agreement.

(b) “Confidential Information” shall mean any of the trade secrets or confidential information concerning the organization, business or finances of the Company and/or of any third party, including, but not limited to, clients and vendors, which the Company is under an obligation to keep confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting existing and future products and services, designs, methods, formulas, drafts of publications, research, clinical trial data, know-how, techniques, systems, databases, processes, software programs or code, developments or experimental work, works of authorship, customer information, including, but not limited to any compilations of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, control sheets, sales techniques, or related information about actual or prospective customers, business plans, marketing plans, sales techniques, projects, the Company’s salary and/or pay rates, other Company personnel information, and all other plans and/or proposals. “Confidential Information” shall not include information that (i) is or becomes a matter of public knowledge through no fault or without violation of any duty of confidentiality of the Employee; or (ii) is rightfully received by the Employee from a third party without a duty of confidentiality.

(c) Employee agrees that during Employee’s employment Employee shall not make, use or permit to be used any Company Documentation (as defined in Section 6 (d) otherwise than for the benefit of the Company. Employee further agrees that Employee shall not, after the termination of Employee’s employment for any reason, use or permit others to use any such Company Documentation, it being agreed that all Company documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of Employee’s employment for any reason Employee shall deliver all Company Documentation, and all copies thereof, to the Company, at its main office.

(d) The term “Company Documentation” shall mean notes, drafts, research, memoranda, manuscript, reports, proposals, business plans, marketing plans, lists, correspondence, records, drawings, sketches, blueprints, specifications, software programs, data, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

(e) Employee recognizes that the Company has received and in the future will receive from third parties, including, but not limited to, clients and vendors, their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that Employee owes the Company and such third parties, during the term of Employee’s employment and thereafter, regardless of the reason for Employee’s termination of employment, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose it to any person, entity or corporation (except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party) without the express written authorization of the Company.

(f) The confidentiality, property, and proprietary rights protections set forth in this Agreement are in addition to, and not exclusive of, any and all other rights to which the Company is entitled under federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties.

(g) Employee agrees that Employee will not, during Employee’s employment with the Company, use or disclose any proprietary information or trade secrets of Employee’s former employers or of any other third parties, and that Employee will not bring onto the premises of the Company any unpublished document or any property belonging to Employee’s former employers or of any other third party, unless consented to in writing by said employers or third parties. By executing this Agreement, Employee indicates his/her understanding that any proprietary information or trade secrets of any prior employer is not necessary to his/her employment by the Company. Moreover, Employee acknowledges that the Company is directing him/her not to rely on such proprietary information or trade secrets in the course of his/her employment, not to disclose such information to the Company, and not to otherwise use such information.

(h) Employee specifically agrees and acknowledges that the obligations of confidentiality described in this Section are retroactive to the beginning of his/her performance of any services for the Company and shall apply to Confidential Information received by him/her at any time.

(i) Employee agrees and acknowledges that during his/her employment with the Company and for the Restricted Period, Employee shall inform each prospective new employer Employee may have, prior to accepting employment, of the existence of this Agreement, and shall provide each prospective employer with a copy of this Agreement. Employee agrees and acknowledges that the Company has the right to independently contact any potential or actual future employer of mine to notify the future employer of my obligations under this Agreement and provide such future employer with a copy of this Agreement. The Company shall be entitled to notify such actual or potential future employer of the Company’s understanding of the requirements of this Agreement and what steps, if any, the Company intends to take to insure compliance with or enforcement of this Agreement. In addition, Employee shall execute the certification attached hereto as Exhibit I upon termination.

(j) Employee further understands and agrees that in order for Company to protect its Confidential Information, the Company may at any time in its discretion, either with or without notice, audit and/or review files, materials and documents, computer hardware or software, email or voice message systems which are provided to, utilized by and/or created by the Employee in the course of the performance of the Employee’s duties under this Agreement.

7.	Ownership of Information and Documents:

(a) For purposes of this Agreement, “Work Product” shall mean all information, including but not limited to, data, materials, text, drawings, specifications, reports, notes, documentation, computer programs, inventions (whether or not patentable), records, business information, trade secrets and all works of authorship (including, without limitation, all copyrights and trademarks existing therein), conceived and/or reduced to practice, created or developed by Employee, alone or jointly with others, related to the business of Company or any client or conceived during work hours, at any time during Employee’s employment by the Company. Employee shall promptly and fully disclose to the Company any and all of such Work Product. All Work Product, whether preliminary or final, tangible or intangible, shall be and remain the sole property of Company (unless assigned or licensed by the Company), and shall not be photocopied, reproduced or removed from the premises of Company or any client except as required to perform duties under this Agreement or with the written permission of the client. All Work Product shall be delivered either to Company, or to the client upon request and, in any event, upon any termination or expiration of this Agreement. Employee hereby releases any right, title and interest Employee may have to any Work Product during the term of this Agreement. To the extent the Work Product is not, by operation of law, considered work for hire for the Company, or ownership of all right, title and interest of the intellectual property rights in the Work Product has not otherwise vested exclusively in Company, Employee hereby irrevocably assigns to Company, without further consideration, Employee’s entire right, title, and interest in and to such Work Product.

(b) In this regard, Employee has attached hereto, as Exhibit II, a list describing with particularity all intellectual property, including, but not limited to, property inventions, copyrights, copyright applications or registrations, original works of authorship, developments, improvements, patents, patent applications, trademarks, trademark applications, trade names or trade secrets which were created or owned by Employee prior to the commencement of his employment and which belong solely to Employee or belongs to Employee jointly with another, which relate in any way to any of the Company’s Businesses, products or research and development (collectively referred to as “Prior Inventions”), and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, in the course of employment, Employee agrees to incorporate into a Company product, process or machine a Prior Invention owned by him or in which he has an interest, absent a prior written agreement or license between himself and the Company for such incorporation of the Prior Invention into a Company product, process or machine, then the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(c) Employee agrees to execute documents reasonable or necessary to vest all right, title, and interest in and to any Work Product, including, but not limited to, patents, patent applications and trademark, and copyright filings. Employee shall maintain backup procedures during his/her employment with the Company to ensure that no data, documentation, program, text, specifications, notes, texts, drawings or other information prepared by Employee on behalf of Company or any client are lost or destroyed. If the Company is unable, after reasonable effort, to secure Employee’s signature on any application for patent, copyright, trademark or other analogous protection or other documents regarding any legal protection relating to Work Product, for any reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/her agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Employee.

(d) This provision shall not apply to an invention that Employee developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; (ii) result from any work performed by Employee for the Company or any client; or (iii) result from Employee’s use of Company resources or Property.

8.	Remedies:

(a) Employee acknowledges that compliance with Sections 3, 4, 5, 6 and 7 hereof is necessary to protect the business and goodwill of the Company and that any breach of such Sections will irreparably and continually damage the Company in such a manner that money damages will not be an adequate remedy. Consequently, Employee agrees that, in the event of any breach or threatened breach any of the covenants contained in Sections 3 through 7 hereof, the Company shall be entitled to a preliminary and/or permanent injunction in order to prevent the continuation of such damage without having to prove actual damages. The Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security. Nothing contained in this Agreement shall limit the Company’s right to any other remedies at law or in equity.

(b) Employee agrees that if he/she violates any restrictive covenant in this Agreement (including Sections 3, 4 and 5) after his/her employment with the Company has terminated, the term of any such covenant shall be tolled during the period of any such violation.

9. Waiver of Rights: If, in one or more instances, either party shall fail to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present or future right granted under this Agreement but the obligations of both parties under this Agreement shall continue in full force and effect. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

10. Applicability and Assignability: The Company shall have the right to assign this Agreement, or any rights and obligations hereunder to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. Employee may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Company.

11. Indemnification: Employee, and Employee’s successors, assigns, executors, administrators and personal representatives, shall defend, indemnify and hold the Company harmless from and against any and all liabilities, losses, damages, claims or demands whatsoever (including expenses, court costs and reasonable attorneys’ fees) asserted against or incurred by the Company as a result of or by reason of (a) the damage, destruction or theft of property, (b) the death or injury of Employee or third persons, (c) Company having to defend any claim arising from Employee’s use of proprietary or trade secret information of a prior employer, and from any damages resulting from a final judgment or reasonable settlement of such claims, or (d) any negligence or intentional or willful act or omission of Employee, including errors and omissions arising out of, through or during the performance of Employee’s duties under this Agreement. This indemnification shall include, but not be limited to, claims for infringement of patents, trademarks or copyrights, misappropriation of trade secrets or Confidential Information, and/or breach of any restrictive covenants set forth herein, and is without prejudice to any of Company’s other rights or remedies at law.

12. Reimbursement: Employee hereby authorizes the Company at any time during or after the term of his/her employment to withhold from any amounts otherwise owed to Employee (including, but not limited to, salary, bonus, commissions and expense reimbursements) to the fullest extent permitted by applicable law: any and all amounts due to the Company from Employee, including, but not limited to, cash advances, draws, travel advances, overpayments made by the Company to Employee, amounts received by Employee due to the Company’s error, unpaid personal credit card or phone charges or any other debt Employee owes to the Company for any reason, including amounts with respect to misuse or misappropriation of Company assets or breach of this Agreement.

13.	Survival: Sections 3-12, 14, 15 and 17 hereof shall survive any termination or expiration of this Agreement.

14. Severability: If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the remainder of this Agreement, but rather the remainder of this Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be enforced accordingly. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting, revising or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Employee hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

15. Choice of Law: The construction, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the state of New Jersey, without giving effect to New Jersey’s principles of conflicts of laws. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in New Jersey, and Employee hereby submits to the jurisdiction and venue of any such court.

16. Headings: The various headings in the Agreement are inserted for convenience only and shall have no effect on the interpretation of this Agreement or any part hereof.

17. Entire Agreement: This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties hereto relating to the subject matter hereof. Employee acknowledges that Employee is not entering into this Agreement in reliance upon any statement or representation except as otherwise expressly set forth herein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of date first above written.

EMPLOYEE	AEGERION PHARMACEUTICALS, INC.
By: ____________________________
Name	name
Title:
Date:_______________________
Date:____________________________

Exhibit I

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment or reproductions of any of the aforementioned items, any Company Documentation and any Confidential Information (as defined in the Business Protection Agreement signed by me (the “Agreement”) belonging to the Company.

I further certify that I have complied with all the terms of the Agreement, including the reporting of any inventions and original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable, under copyright or similar laws, conceived or made by me (solely or jointly with others) covered by the Agreement.

I further agree that, in compliance with the Agreement, I will preserve as confidential all Confidential Information, including, but not limited to, trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree to comply with the restrictive covenant provisions set forth in Sections 3, 4 and 5 of the Agreement, which survive the termination of my employment.

Signature of Employee:

Print Name of Employee:

Date:             , 2010

Exhibit II

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 7 OF THE AGREEMENT

Title	Date	Identifying Number or Brief Description

            No inventions or improvements

            Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:             , 2010

Exhibit E

Opinion of Goodwin Procter LLP

[Goodwin Procter LLP Letterhead]

September 2, 2008

To: The Purchasers Listed on the Schedule of Purchasers to the Purchase Agreement referred to below at the Initial Closing

Ladies and Gentlemen:

We have acted as counsel to Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale to you today of a series of Senior Subordinated Convertible Promissory Notes of like tenor pursuant to that certain Note Purchase Agreement, dated as of September 2, 2008, by and among the Company and the Purchasers named therein (the “Purchase Agreement”). We are furnishing this opinion letter to you pursuant to Section 5(d) of the Purchase Agreement. Capitalized terms that are defined in the Purchase Agreement and not otherwise defined in this opinion letter are used in this opinion letter as so defined.

The Purchase Agreement and the Notes being delivered by the Company under the Purchase Agreement are referred to collectively in this opinion letter as the “Transaction Documents.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations in the Purchase Agreement and certificates of officers of the Company.

Our opinions regarding valid existence and good standing in numbered paragraph 1 are based solely on certificates of the Delaware Secretary of State and, in the case of valid existence, a review of the Company’s certificate of incorporation and an officer’s certificate confirming that the Company has taken no action looking to its dissolution. Our opinions in numbered paragraph 1 below regarding the due qualification and good standing of the Company as a foreign corporation are based solely on certificates of the Secretaries of State or other appropriate officials of the respective jurisdictions identified on Schedule A to this opinion letter in which the Company is qualified as a foreign corporation.

Our opinions set forth below are limited to the Delaware General Corporation Law and the federal law of the United States. Our opinions set forth below do not address securities laws. We note that the Transaction Documents provide that they are to be governed by New Jersey law. The opinions in numbered paragraph 3 regarding the validity, binding effect and enforceability of the Transaction Documents are given as though each of the Transaction Documents were governed by the internal law of Massachusetts.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

The Company is validly existing as a corporation in good standing under Delaware law and is qualified as a foreign corporation and in good standing in the jurisdictions set forth on Schedule A hereto.

The Company has the corporate power to execute and deliver each of the Transaction Documents and perform its obligations thereunder.

Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes its valid and binding obligation enforceable against it in accordance with its terms.

The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents, including (i) its sale and issuance of the Notes; and (ii) its issuance of Common Stock issuable to a Defaulting Purchaser pursuant to the terms of Section 2(d) of the Purchase Agreement (the “Pay-to-Play Conversion Shares”), do not and will not (a) violate the Delaware General Corporation Law or any federal statute, rule or regulation, (b) result in a breach of, or constitute a default under, any of the agreements or instruments listed in Schedule B to this opinion letter, or (iv) violate the Company’s certificate of incorporation or by-laws.

No consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with any Delaware governmental authority pursuant to the Delaware General Corporation Law or any federal governmental authority is required to be obtained or made by the Company in connection with its execution and delivery of the Transaction Documents to which it is a party or the performance by it of its obligations thereunder, including (i) its sale and issuance of the Notes; and (ii) its issuance of Pay-to-Play Conversion Shares pursuant to the terms of Section 2(d) of the Purchase Agreement, other than those that have been obtained or made.

We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

Our opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We note that some of the Purchasers and affiliates of some of the Purchasers are directors or officers of the Company; we express no opinion as to compliance with fiduciary duties or legal requirements applicable to transactions in which directors or officers have an interest or legal doctrines applicable to fairness of directors’ conduct to each other. We also express no opinion as to the validity, binding effect and enforceability of (a) provisions in the Transaction Documents relating to the choice of forum for resolving disputes or (b) the indemnification obligations of the Company in the Purchase Agreement.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter is being furnished only to you for your use solely in connection with the Purchase Agreement and the transactions contemplated thereby, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,
/s/ Goodwin Procter

GOODWIN PROCTER LLP

Schedule A

New Jersey

Schedule B

1.	Restricted Stock Purchase Agreement, dated as of April 29, 2005, between the Company and William H. Lewis.

2.	Stock Purchase Agreement, dated as of April 29, 2005, between the Company and Ira Rosenberg.

3.	Restricted Stock Purchase Agreement, dated as of December 1, 2005, between the Company and William Sasiela.

4.	Restricted Stock Purchase Agreement, dated as of April 4, 2006, between the Company and Antonio M. Gotto, Jr.

5.	Restricted Stock Purchase Agreement, dated as of April 25, 2006, between the Company and Daniel Rader.

6.	Employment Agreement with William H. Lewis, dated July 1, 2005, as amended February 7, 2007.

7.	Employment Agreement with William J. Sasiela, dated December 1, 2005, as amended February 7, 2007.

8.	Employment Agreement between the Company and Christine Pellizzari, dated July 31, 2007.

9.	Severance Agreement and General Release between the Company and Tom Burger, dated May 29, 2008.

10.	Separation and General Release Agreement with Gerald Wisler dated August 21, 2008.

11.	Patent License Agreement with University of Pennsylvania, dated May 19, 2006, as amended September 27, 2006.

12.	License Agreement with Bayer Healthcare AG, dated May 31, 2006, as amended February 15, 2007.

13.	Settlement and Cross-License Agreement among the Company, The Trustees of the University of Pennsylvania and Pfizer Inc., dated September 27, 2006.

14.	Exclusive Patent License Agreement between the Company and the Board of Regents of the University of Texas System on behalf of the Texas Southwestern Medical Center at Dallas, dated November 8, 2007.

15.	License Agreement with Duke University, dated November 19, 2007.

16.	Loan and Security Agreement between the Company and Hercules Technology Growth Capital, Inc. dated March 20, 2007.

17.	Amended and Restated Investor Rights Agreement between the Company and the Investors listed on Schedule I thereto dated November 9, 2007.

18.	Amended and Restated Stockholders’ Agreement between the Company and the Investors listed on the Schedule I thereof and the Principal Stockholders listed on Schedule II thereof dated November 9, 2007.

Exhibit F

Amendment to Amended and Restated Certificate of Incorporation

(Additional Subsequent Closing)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEGERION PHARMACEUTICALS, INC.

AEGERION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware (i) proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders. Such resolution proposed to amend the Certificate of Incorporation in the following manner:

1. To amend and restate Section B.2(f) of Article Fifth of the Certificate of Incorporation of the Corporation to read as follows:

(f)	Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Designated Preferred who is also a holder of 2008 Convertible Notes (as defined below) issued pursuant to the Amended and Restated Note Purchase Agreement (as defined below) (each, a “Note Holder”) does not purchase (together with its Affiliates, as defined in the Amended and Restated Note Purchase Agreement) 100% of such Note Holder’s Subsequent Loan Amount or Additional Subsequent Loan Amount (each as defined in the Amended and Restated Note Purchase Agreement) at a Subsequent Closing or Additional Subsequent Closing (each, as defined in the Amended and Restated Note Purchase Agreement), as applicable, then each share of Designated Preferred held by such Note Holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the conversion ratio determined pursuant to Section B.2(a) of this Article Fifth immediately prior to (1) in the case of the Subsequent Closing, the consummation of the Subsequent Closing, or (2) in the case of the Additional Subsequent Closing, the close of business on July 24, 2009, as applicable, effective upon (1) in the case of the Subsequent Closing, the consummation of the Subsequent Closing, or (2) in the case of the Additional Subsequent Closing, the close of business on July 24, 2009, as applicable. For purposes of this Section B.2(f), the number of shares of Designated Preferred held by a Note Holder shall include all shares of Designated Preferred held by Affiliates (as defined in the Amended and Restated Note Purchase Agreement) of such holder. The conversion of Designated Preferred pursuant to this Section B.2(f) is referred to as a “Special Mandatory Conversion”.

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, all shares of Designated Preferred subject to the Special Mandatory Conversion shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. All rights with respect to the Designated Preferred converted pursuant to Subsection (i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive cash in lieu of fractional shares, as provided for in the last sentence of this Subsection (ii). Each holder of Designated Preferred subject to the Special Mandatory Conversion shall surrender the certificate or certificates representing such holder’s shares of Designated Preferred at the office of the Corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Designated Preferred surrendered were convertible on the date on which such automatic conversion occurred; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Designated Preferred were convertible unless the certificate or certificates representing such shares of Designated Preferred being converted are either delivered to the Corporation, or the holder notifies the Corporation that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity. No fractional shares of Common Stock shall be issued upon the conversion of Designated Preferred pursuant to this Section B.2(f). In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

(iii) Effect of Special Mandatory Conversion. All shares of Designated Preferred subject to the Special Mandatory Conversion shall, from and after the time of the Special Mandatory Conversion, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the time of the Special Mandatory Conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Designated Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred accordingly.

(iv) Definitions. For purposes of this Section B.2(f), the following definitions shall apply:

(A) “2008 Convertible Notes” shall mean those certain promissory notes issued pursuant to the Amended and Restated Note Purchase Agreement (as defined below), as such promissory notes may be amended from time to time.

(B) “Amended and Restated Note Purchase Agreement” shall mean that certain Note Purchase Agreement among the Corporation and the Purchasers named therein, dated on or about September 2, 2008, as amended and restated on or about June 30, 2009, as such agreement may be further amended from time to time.

SECOND: That thereafter, the aforesaid amendment was approved and duly adopted by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize the aforesaid amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the terms of the Certificate of Incorporation of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 2nd day of July 2009.

By:	/S/ WILLIAM H. LEWIS
Name:	William H. Lewis
Title:	Chief Financial Officer and Executive Vice President, Finance and Administration

Exhibit G

Amendment to Amended and Restated Certificate of Incorporation

(Third Subsequent Closing)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEGERION PHARMACEUTICALS, INC.

AEGERION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware (i) proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders. Such resolution proposed to amend the Certificate of Incorporation in the following manner:

1. To amend and restate Section B.2(f) of Article Fifth of the Certificate of Incorporation of the Corporation to read as follows:

(f)	Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Designated Preferred who is also a holder of 2008 Convertible Notes (as defined below) issued pursuant to the Second Amended and Restated Note Purchase Agreement (as defined below) (each, a “Note Holder”) does not purchase (together with its Affiliates, as defined in the Second Amended and Restated Note Purchase Agreement) 100% of such Note Holder’s Subsequent Loan Amount, Additional Subsequent Loan Amount or Third Subsequent Loan Amount (each as defined in the Second Amended and Restated Note Purchase Agreement) at a Subsequent Closing, Additional Subsequent Closing or Third Subsequent Closing (each, as defined in the Second Amended and Restated Note Purchase Agreement), as applicable, then each share of Designated Preferred held by such Note Holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the conversion ratio determined pursuant to Section B.2(a) of this Article Fifth immediately prior to (1) in the case of the Subsequent Closing, the consummation of the Subsequent Closing, (2) in the case of the Additional Subsequent Closing, the close of business on July 24, 2009 or (3) in the case of the Third Subsequent Closing, the close of business on January 22, 2010, as applicable, effective upon (1)

in the case of the Subsequent Closing, the consummation of the Subsequent Closing, (2) in the case of the Additional Subsequent Closing, the close of business on July 24, 2009 or (3) in the case of the Third Subsequent Closing, the close of business on February 1, 2010, as applicable. For purposes of this Section B.2(f), the number of shares of Designated Preferred held by a Note Holder shall include all shares of Designated Preferred held by Affiliates (as defined in the Second Amended and Restated Note Purchase Agreement) of such holder. The conversion of Designated Preferred pursuant to this Section B.2(f) is referred to as a “Special Mandatory Conversion”.

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, all shares of Designated Preferred subject to the Special Mandatory Conversion shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. All rights with respect to the Designated Preferred converted pursuant to Subsection (i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive cash in lieu of fractional shares, as provided for in the last sentence of this Subsection (ii). Each holder of Designated Preferred subject to the Special Mandatory Conversion shall surrender the certificate or certificates representing such holder’s shares of Designated Preferred at the office of the Corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Designated Preferred surrendered were convertible on the date on which such automatic conversion occurred; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Designated Preferred were convertible unless the certificate or certificates representing such shares of Designated Preferred being converted are either delivered to the Corporation, or the holder notifies the Corporation that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity. No fractional shares of Common Stock shall be issued upon the conversion of Designated Preferred pursuant to this Section B.2(f). In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

(iii) Effect of Special Mandatory Conversion. All shares of Designated Preferred subject to the Special Mandatory Conversion shall, from and after the time of the Special Mandatory Conversion, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the time of the Special Mandatory Conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Designated Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred accordingly.

(iv) Definitions. For purposes of this Section B.2(f), the following definitions shall apply:

(A) “2008 Convertible Notes” shall mean those certain promissory notes issued pursuant to the Second Amended and Restated Note Purchase Agreement (as defined below), as such promissory notes may be amended from time to time.

(B) “Second Amended and Restated Note Purchase Agreement” shall mean that certain Note Purchase Agreement among the Corporation and the Purchasers named therein, dated on or about September 2, 2008, as amended and restated on or about June 30, 2009, and as further amended and restated on or about January 28, 2010, as such agreement may be further amended from time to time.

SECOND: That thereafter, the aforesaid amendment was approved and duly adopted by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize the aforesaid amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the terms of the Certificate of Incorporation of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 28th day of January 2010.

By:	/S/ WILLIAM H. LEWIS
Name:	William H. Lewis
Title:	President

Exhibit H

Amendment to Amended and Restated Certificate of Incorporation

(Fourth Subsequent Closing)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEGERION PHARMACEUTICALS, INC.

AEGERION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware (i) proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders. Such resolution proposed to amend the Certificate of Incorporation in the following manner:

1. To amend and restate Section B.2(f) of Article Fifth of the Certificate of Incorporation of the Corporation to read as follows:

(f)	Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Designated Preferred who is also a holder of Outstanding Convertible Notes (as defined below) issued pursuant to the Third Amended and Restated Note Purchase Agreement at any closing thereunder (as defined below) (each, a “Note Holder”) does not purchase (together with its Affiliates, as defined in the Third Amended and Restated Note Purchase Agreement) 100% of such Note Holder’s Fourth Subsequent Loan Amount or Fifth Subsequent Loan Amount (as defined in the Third Amended and Restated Note Purchase Agreement) at a Fourth Subsequent Closing or Fifth Subsequent Closing (as defined in the Third Amended and Restated Note Purchase Agreement), then each share of Designated Preferred held by such Note Holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the conversion ratio determined pursuant to Section B.2(a) of this Article Fifth immediately prior to (1) in the case of the Fourth Subsequent Closing, the consummation of the Fourth Subsequent Closing or (2) in the case of the Fifth Subsequent Closing, the consummation of the Fifth Subsequent Closing, as applicable, effective upon (1) in the case of the Fourth Subsequent Closing, the close of business on the first businesses day after the Fourth Subsequent Closing Date (as defined in the Third Amended and Restated Note Purchase Agreement) or (2) in the case of the Fifth Subsequent Closing, the close of business on the first business day after the Fifth Subsequent Closing Date (as defined in the Third Amended and Restated Note Purchase Agreement), as applicable. For purposes of this Section B.2(f), the number of shares of Designated Preferred held by a Note Holder shall include all shares of Designated Preferred held by Affiliates (as defined in the Third Amended and Restated Note Purchase Agreement) of such holder. The conversion of Designated Preferred pursuant to this Section B.2(f) is referred to as a “Special Mandatory Conversion”.

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, all shares of Designated Preferred subject to the Special Mandatory Conversion shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. All rights with respect to the Designated Preferred converted pursuant to Subsection (i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive cash in lieu of fractional shares, as provided for in the last sentence of this Subsection (ii). Each holder of Designated Preferred subject to the Special Mandatory Conversion shall surrender the certificate or certificates representing such holder’s shares of Designated Preferred at the office of the Corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Designated Preferred surrendered were convertible on the date on which such automatic conversion occurred; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Designated Preferred were convertible unless the certificate or certificates representing such shares of Designated Preferred being converted are either delivered to the Corporation, or the holder notifies the Corporation that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity. No fractional shares of Common Stock shall be issued upon the conversion of Designated Preferred pursuant to this Section B.2(f). In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

(iii) Effect of Special Mandatory Conversion. All shares of Designated Preferred subject to the Special Mandatory Conversion shall, from and after the time of the Special Mandatory Conversion, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the time of the Special Mandatory Conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Designated Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred accordingly.

(iv) Definitions. For purposes of this Section B.2(f), the following definitions shall apply:

(A) “Outstanding Convertible Notes” shall mean those certain promissory notes issued pursuant to the Third Amended and Restated Note Purchase Agreement (as defined below), as such promissory notes may be amended from time to time.

(B) “Third Amended and Restated Note Purchase Agreement” shall mean that certain Note Purchase Agreement among the Corporation and the Purchasers named therein, dated on or about September 2, 2008, as amended and restated on July 2, 2009, as further amended and restated on January 28, 2010, and as further amended and restated on June 11, 2010, as such agreement may be further amended from time to time.

SECOND: That thereafter, the aforesaid amendment was approved and duly adopted by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize the aforesaid amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the terms of the Certificate of Incorporation of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 11th day of June 2010.

By:	/S/ WILLIAM H. LEWIS
Name:	William H. Lewis
Title:	President

Exhibit I

Amendment to Amended and Restated Certificate of Incorporation

(Sixth Subsequent Closing)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEGERION PHARMACEUTICALS, INC.

AEGERION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware (i) proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders. Such resolution proposed to amend the Certificate of Incorporation in the following manner:

1. To amend and restate Section B.2(f) of Article Fifth of the Certificate of Incorporation of the Corporation to read as follows:

(f) Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Designated Preferred who is also a holder of Outstanding Convertible Notes (as defined below) issued pursuant to the Fourth Amended and Restated Note Purchase Agreement (as defined below) at any closing thereunder (each, a “Note Holder”) does not purchase (together with its Affiliates, as defined in the Fourth Amended and Restated Note Purchase Agreement) 100% of such Note Holder’s Sixth Subsequent Loan Amount or Seventh Subsequent Loan Amount (each as defined in the Fourth Amended and Restated Note Purchase Agreement) at a Sixth Subsequent Closing or Seventh Subsequent Closing (each as defined in the Fourth Amended and Restated Note Purchase Agreement), then each share of Designated Preferred held by such Note Holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the conversion ratio determined pursuant to Section B.2(a) of this Article Fifth immediately prior to (1) in the case of the Sixth Subsequent Closing, the consummation of the Sixth Subsequent Closing or (2) in the case of the Seventh Subsequent Closing, the consummation of the Seventh Subsequent Closing, as applicable, effective upon (1) in the case of the Sixth Subsequent Closing, the close of business on the first businesses day after the Sixth Subsequent Closing Date (as defined in the Fourth Amended and Restated Note Purchase Agreement) or (2) in the case of the Seventh Subsequent Closing, the close of business on the first business day after the Seventh Subsequent Closing Date (as defined in the Fourth Amended and Restated Note Purchase Agreement), as applicable. For purposes of this Section B.2(f), the number of shares of Designated Preferred held by a Note Holder shall include all shares of Designated Preferred held by Affiliates (as defined in the Fourth Amended and Restated Note Purchase Agreement) of such holder. The conversion of Designated Preferred pursuant to this Section B.2(f) is referred to as a “Special Mandatory Conversion.”

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, all shares of Designated Preferred subject to the Special Mandatory Conversion shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. All rights with respect to the Designated Preferred converted pursuant to Subsection (i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive cash in lieu of fractional shares, as provided for in the last sentence of this Subsection (ii). Each holder of Designated Preferred subject to the Special Mandatory Conversion shall surrender the certificate or certificates representing such holder’s shares of Designated Preferred at the office of the Corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Designated Preferred surrendered were convertible on the date on which such automatic conversion occurred; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Designated Preferred were convertible unless the certificate or certificates representing such shares of Designated Preferred being converted are either delivered to the Corporation, or the holder notifies the Corporation that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity. No fractional shares of Common Stock shall be issued upon the conversion of Designated Preferred pursuant to this Section B.2(f). In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

(iii) Effect of Special Mandatory Conversion. All shares of Designated Preferred subject to the Special Mandatory Conversion shall, from and after the time of the Special Mandatory Conversion, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the time of the Special Mandatory Conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Designated Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred accordingly.

(iv) Definitions. For purposes of this Section B.2(f), the following definitions shall apply:

(A) “Outstanding Convertible Notes” shall mean those certain promissory notes issued pursuant to the Fourth Amended and Restated Note Purchase Agreement (as defined below), as such promissory notes may be amended from time to time.

(B) “Fourth Amended and Restated Note Purchase Agreement” shall mean that certain Note Purchase Agreement among the Corporation and the Purchasers named therein, dated on or about September 2, 2008, as amended and restated on July 2, 2009, as further amended and restated on January 28, 2010, as further amended and restated on June 14, 2010, as further amended and restated on or about October 1, 2010, and as such agreement may be further amended from time to time.

SECOND: That thereafter, the aforesaid amendment was approved and duly adopted by written consent of the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize the aforesaid amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the terms of the Certificate of Incorporation of the Corporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 1st day of October 2010.

By:	/s/ Marc D. Beer
Name:	Marc D. Beer
Title:	Chief Executive Officer

Schedule I

SCHEDULE OF PURCHASERS

Name and Address	Initial Loan Amount	Additional Initial Closing Amount	Subsequent Loan Amount	First Additional Subsequent Loan Amount	Follow-on Additional Subsequent Loan Amount	Third Subsequent Loan Amount	Fourth Subsequent Loan Amount	Fifth Subsequent Loan Amount	Sixth Subsequent Loan Amount	Seventh Subsequent Loan Amount	Total Loan Amount
Advent Healthcare Ventures (aggregate)	$1,005,847.00		$1,313,822.00	$1,315,786.74		$789,472.04	$394,736.03	$394,736.03	$394,736.03	$394,736.03	$6,003,871.87
Advent Healthcare and Life Sciences III Limited Partnership	$403,143.00		$526,579.00	$527,366.57		$316,419.94	$158,209.97	$158,209.97	$158,209.97	$158,209.97	$2,406,348.39
Advent Healthcare and Life Sciences III-A Limited Partnership	$591,640.00		$772,791.00	$773,946.72		$464,368.03	$232,184.02	$232,184.02	$232,184.02	$232,184.02	$3,531,481.81
Advent Partners HLS III Limited Partnership	$11,064.00		$14,452.00	$14,473.45		$8,684.07	$4,342.04	$4,342.04	$4,342.04	$4,342.04	$66,041.66
Alta Partners (aggregate)	$944,342.00		$1,233,485.00	$1,235,329.65		$741,197.79	$370,598.90	$370,598.90	$370,598.90	$370,598.90	$5,636,750.02
Alta BioPharma Partners III, L.P.	$864,938.00		$1,129,769.00	$1,131,458.42		$678,875.05	$339,437.53	$339,437.53	$339,437.53	$339,437.53	$5,162,790.57
Alta BioPharma Partners III GmbH & Co. Beteiligungs KG	$58,088.00		$75,874.00	$75,987.32		$45,592.39	$22,796.20	$22,796.20	$22,796.20	$22,796.20	$346,726.49
Alta Embarcadero BioPharma Partners III, LLC	$21,316.00		$27,842.00	$27,883.91		$16,730.35	$8,365.17	$8,365.17	$8,365.17	$8,365.17	$127,232.95
MVM Life Science Investors (aggregate)	$324,601.00		$432,802.00	$429,621.99		$257,773.19	$128,886.60	$128,886.60	$128,886.60	$128,886.60	$1,960,344.57
MVM International Life Sciences Fund No. 1 L.P.	$321,287.00		$428,473.00	$425,286.65		$255,171.99	$127,586.00	$127,586.00	$127,586.00	$127,586.00	$1,940,562.62
MVM Executive Limited	$3,314.00		$4,329.00	$4,335.34		$2,601.20	$1,300.60	$1,300.60	$1,300.60	$1,300.60	$19,781.95

William H. Lewis	$42,758.00		$57,003.00	$56,587.47		$33,952.48	$16,976.24	$16,976.24	$16,976.24	$16,976.24	$258,205.91
Red Abbey Venture Partners (aggregate)	$116,918.00		$152,716.00	$152,944.60		$91,766.76	$45,883.38	$45,883.38	$45,883.38	$45,883.38	$697,878.88
Red Abbey Venture Partners (QP), LP	$87,748.00		$114,614.00	$114,785.88		$68,871.53	$34,435.76	$34,435.76	$34,435.76	$34,435.76	$523,762.46
Red Abbey Venture Partners, LP	$24,412.00		$31,887.00	$31,934.50		$19,160.70	$9,580.35	$9,580.35	$9,580.35	$9,580.35	$145,715.60
Red Abbey CEO Fund, LP	$4,758.00		$6,215.00	$6,224.22		$3,734.53	$1,867.27	$1,867.27	$1,867.27	$1,867.27	$28,400.81
Index Ventures (aggregate)	$1,088,677.51		$1,422,013.00	$1,424,139.95		$854,483.97	$427,241.99	$427,241.99	$427,241.99	$427,241.99	$6,498,282.37
Index Ventures III (Jersey) L.P.	$352,507.45		$460,440.00	$461,128.50		$276,677.10	$138,162.50	$138,162.50	$138,162.50	$138,162.50	$2,103,403.05
Index Ventures III (Delaware) L.P.	$716,081.06		$935,333.00	$936,732.23		$562,039.34	$280,661.99	$280,661.99	$280,661.99	$280,661.99	$4,272,833.59
Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P.	$12,755.47		$16,661.00	$16,685.92		$10,011.55	$4,999.50	$4,999.50	$4,999.50	$4,999.50	$76,111.92
Yucca Partners L.P. (Jersey Branch)	$7,333.53		$9,579.00	$9,593.30		$5,755.98	$3,418.00	$3,418.00	$3,418.00	$3,418.00	$45,933.81
Hercules Technology Growth Capital, Inc.	$76,358.00		$101,811.00	$101,062.87		$60,637.72	$30,318.86	$30,318.86	$30,318.86	$30,318.86	$461,145.03
Eileen More	$16,567.00		$21,639.00	$21,671.60		$13,002.96	$6,501.48	$6,501.48	$6,501.48	$6,501.48	$98,886.48
David Arkowitz	7,794.00		$10,181.00	$10,195.97		$6,117.58	$3,058.79	$3,058.79	$3,058.79	$3,058.79	$46,523.71
MC Life Science Ventures	$140,180.00	$50,717.00	$254,529.00		$252,659.16	$151,595.50	$75,797.75	$75,797.75	$75,797.75	$75,797.75	$1,152,871.65

TOTAL	$3,764,042.51	$50,717.00	$5,000,001.00	$4,747,340.84	$252,659.16	$3,000,000.00	$1,500,000.00	$1,500,000.00	$1,500,000.00	$1,500,000.00	$22,814,760.50